Exhibit (a)(1)(i)

Offering Circular

                            ALLEGHENY ENERGY, INC.
                           ALLEGHENY CAPITAL TRUST I

                Offer of Premium for Conversion of Outstanding
            11 7/8% Mandatorily Convertible Trust Preferred Securities
                                      of
                           Allegheny Capital Trust I
                             (CUSIP No. 017271AA5)
                                     into
                Shares of Authorized but Unissued Common Stock
                                      of
                            Allegheny Energy, Inc.
                                      and
            Solicitation of Consents for Proposed Amendments to the
       Indenture Governing Allegheny Energy, Inc.'s 11 7/8% Notes due 2008

THE OFFER AND CONSENT SOLICITATION WILL EXPIRE ON APRIL 20, 2005, AT 12:00 MIDNIGHT, NEW YORK CITY TIME, OR AT SUCH OTHER TIME IF THIS DATE IS EXTENDED OR TERMINATED BY ALLEGHENY ENERGY, INC. AND ALLEGHENY CAPITAL TRUST I (THE "EXPIRATION DATE").

         This offer and consent solicitation is being made to the holders of Allegheny Capital Trust I's (the "Trust") 11 7/8% Mandatorily Convertible Trust Preferred Securities (the "Preferred Securities"). On the Expiration Date, Wilmington Trust Company, as conversion agent (the "Conversion Agent"), will tender to Allegheny Energy, Inc., a Maryland corporation and the parent of the Trust ("Allegheny"), an aggregate principal amount of Allegheny's 11 7/8% Notes due 2008 (the "11 7/8% Notes") equal to the aggregate Liquidation Amount (as defined below) of Preferred Securities tendered for conversion in the offer and consent solicitation. The Conversion Agent will also exercise the warrants that are attached to the tendered 11 7/8% Notes (the "Warrants") for shares of Allegheny's common stock, par value $1.25 per share (the "Common Stock"), and will thereafter distribute the Common Stock to tendering holders in satisfaction of the shares of Common Stock the holders are entitled to receive upon conversion of their Preferred Securities. The tendered Preferred Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled.

         Allegheny is offering holders of the Preferred Securities the right to receive $160.00 in cash per $1,000 Liquidation Amount of Preferred Securities if they tender their Preferred Securities for conversion into Common Stock, during the period commencing on the date of this offering circular through 12:00 midnight, New York City time, on April 20, 2005, or such other time if this date is extended by the Trust and Allegheny (the "Special Conversion Period").

         Allegheny and the Trust are also soliciting consents from the holders of the Preferred Securities to amend the indenture, dated as of July 24, 2003, by and between Allegheny and Wilmington Trust Company, as trustee (the "Indenture Trustee") (the "Indenture"). If you tender your Preferred Securities, you will be deemed to have consented to the Proposed Amendments described herein to the Indenture (the "Proposed Amendments"). The amendments to the Indenture will remove substantially all of the restrictive covenants contained in the Indenture, including the covenant restricting the amount of indebtedness that Allegheny may incur.

         The term "Liquidation Amount" means an amount with respect to the assets of the Trust equal to $1,000 per Preferred Security, subject to certain adjustments. The Liquidation Amount of a fractional Preferred Security is equal to such fraction multiplied by $1,000. The term "Majority in Liquidation Amount of the Preferred Securities" means, except to the extent otherwise provided by the Trust Indenture Act of 1939, holders of outstanding Preferred Securities, voting together as a single class, who are the record owners of an aggregate Liquidation Amount representing more than 50% of the aggregate Liquidation Amount (including the stated liquidation amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid distributions and additional amounts (each as defined in the Amended and Restated Declaration of Trust, dated July 24, 2003 (the "Declaration of Trust"), by and among the Trust, Allegheny, as sponsor of the Trust, Wilmington Trust Company, as institutional trustee (the "Institutional Trustee"), Wilmington Trust Company, as Delaware Trustee (the "Delaware Trustee"), and Jeffrey D. Serkes, as regular trustee (the "Regular Trustee")), if any, to the date upon which the voting percentages are determined).

         Generally, the Proposed Amendments to the Indenture will become effective if the holders of at least a Majority in Liquidation Amount of the Preferred Securities validly tender and do not withdraw their Preferred Securities pursuant to this offer and consent solicitation (the "Requisite Percentage"). However, as discussed in more detail herein, the consent of 75% in Liquidation Amount of the Preferred Securities is required to amend the restriction on anti-layering covenant (Section 4.11) of the Indenture (the "Additional Amendment"). Allegheny and the Trust currently intend to consummate the offer and consent solicitation if holders of the Requisite Percentage validly tender and do not withdraw their Preferred Securities, even if the required consent to effectuate the Additional Amendment is not achieved.

         If you elect to tender your Preferred Securities for conversion into Common Stock during the Special Conversion Period, for each $1,000 in Liquidation Amount of Preferred Securities tendered, you will receive:

         o 83.33 shares of Common Stock, subject to any applicable anti-dilution adjustments and

         o $160.00 in cash, which represents (i) the remaining regularly scheduled distributions from March 15, 2005 through June 15, 2006 (the first date on which Allegheny may redeem any or all of the 11 7/8% Notes irrespective of the aggregate principal amount of 11 7/8% Notes outstanding, and the date that the Preferred Securities become subject to the mandatory conversion provisions of the Declaration of Trust), (ii) an incentive amount and (iii) a consent payment (collectively, the "Conversion Amount").

         The offer and consent solicitation will expire at 12:00 midnight, New York City time, on April 20, 2005, or at such other time if this date is extended or terminated by the Trust and Allegheny.

         If you do not tender your Preferred Securities for conversion into Common Stock during the Special Conversion Period, you will continue to hold your Preferred Securities. Holders that convert Preferred Securities into Common Stock after the Expiration Date will not receive the Conversion Amount upon the conversion of their Preferred Securities.

         This offer and consent solicitation is being made on the terms and subject to the conditions set forth in this offering circular and in the accompanying consent and letter of transmittal (the "Consent and Letter of Transmittal"). Whether you tender pursuant to book-entry with The Depository Trust Company ("DTC") or by delivering both the Preferred Securities and the accompanying Consent and Letter of Transmittal to the Conversion Agent, you will be required to complete and submit a notice of conversion, the form of which is attached as Annex B hereto (the "Notice of Conversion"). If this offer and consent solicitation is withdrawn or otherwise not completed, the Trust and Allegheny will return the Preferred Securities that have been tendered for conversion to you, without expense to you.

         In lieu of issuing fractional shares of Common Stock, Allegheny will pay to holders of Preferred Securities that have been converted in the offer and consent solicitation who otherwise would have been entitled to a fractional share of Common Stock, an amount in cash equal to the product of such fraction and the average of the closing prices of the Common Stock, as reported by the New York Stock Exchange (the "NYSE"), for the five trading days ending on the last trading day before the Expiration Date. The Common Stock is quoted on the NYSE under the symbol "AYE." The closing price per share of the Common Stock on March 22, 2005 was $20.46.

         See "Risk Factors" beginning on page 27 for a discussion of certain factors that you should consider in connection with this offer and consent solicitation. You can also find additional information regarding Allegheny's business, results of operations and financial condition in the annual, quarterly and current reports that Allegheny files with the Securities and Exchange Commission (the "SEC"). See "Incorporation of Documents by Reference" beginning on page 66.

         NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THIS TRANSACTION OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE.

         The information agent for the offer and consent solicitation is Global Bondholder Services Corporation (the "Information Agent").

         The date of this offering circular is March 23, 2005.

                               TABLE OF CONTENTS


SUMMARY OF THE OFFER AND CONSENT SOLICITATION.................................1

SUMMARY OF ADDITIONAL TERMS...................................................8

SUMMARY DESCRIPTION OF ALLEGHENY COMMON STOCK................................17

ALLEGHENY CAPITAL TRUST I....................................................20

CAPITALIZATION...............................................................21

SELECTED CONSOLIDATED FINANCIAL INFORMATION..................................22

RATIO OF EARNINGS TO FIXED CHARGES...........................................24

FORWARD-LOOKING STATEMENTS...................................................25

RISK FACTORS.................................................................27

USE OF PROCEEDS..............................................................40

THE OFFER AND CONSENT SOLICITATION...........................................41

PROPOSED AMENDMENTS TO THE INDENTURE.........................................58

DESCRIPTION OF ALLEGHENY COMMON STOCK........................................63

INFORMATION AGENT............................................................65

CONVERSION AGENT.............................................................65

INCORPORATION OF DOCUMENTS BY REFERENCE......................................66

WHERE YOU CAN FIND MORE INFORMATION..........................................67

MISCELLANEOUS................................................................67

ANNEX A  EXCERPTS FROM THE INDENTURE........................................A-1

ANNEX B  NOTICE OF CONVERSION...............................................B-1

         This offering circular summarizes various documents and other information, copies of which will be made available to you upon request, as indicated under the section titled "Where You Can Find More Information." The summaries are qualified in their entirety by reference to the documents and information to which they relate. In making a decision whether to participate in the offer and consent solicitation, holders of Preferred Securities must rely on their own independent examination of the terms and conditions of the offer and consent solicitation, including the merits and risks involved. The information contained in this offering circular is current only as of the date hereof and neither the delivery of this offering circular nor the consummation of the offer and consent solicitation shall create any implication that the information contained herein is accurate or complete as of any date other than the date hereof. The contents of this offering circular are not to be construed as legal, business or tax advice. Holders of Preferred Securities should consult their own attorney, business advisor and tax advisor for legal, business or tax advice with respect to the offer and consent solicitation and an investment in the Common Stock.

         THIS OFFERING CIRCULAR AND THE ACCOMPANYING CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD READ BEFORE YOU MAKE ANY DECISION WHETHER TO PARTICIPATE IN THE OFFER AND CONSENT SOLICITATION.

         Unless the context otherwise requires, references in this offering circular to "Allegheny," "we," "us" or "our" refer to Allegheny Energy, Inc. and its consolidated subsidiaries. References in this offering circular to "AE" refer to Allegheny Energy, Inc., a diversified utility holding company.

                 SUMMARY OF THE OFFER AND CONSENT SOLICITATION

         This Summary contains basic information that you should consider when determining whether to participate in the offer and consent solicitation. This Summary is not complete and does not contain all of the information that you should consider when making a decision to participate in the offer and consent solicitation. You should carefully read this entire offering circular, including the section titled "Risk Factors" and the information incorporated by reference herein, before making a decision to participate in the offer and consent solicitation.

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

Offerors...........................................    Allegheny Energy, Inc. and Allegheny Capital
                                                       Trust I.

Securities Subject to the Offer and
Consent Solicitation...............................    Allegheny Capital Trust I's 11 7/8% Mandatorily
                                                       Convertible Trust Preferred Securities.

The Offer..........................................    If you elect to tender your Preferred
                                                       Securities for conversion into Common Stock
                                                       during the Special Conversion Period, for
                                                       each $1,000 in Liquidation Amount of
                                                       Preferred Securities, you will receive:

                                                       o   83.33 shares of Common Stock, subject to
                                                           any applicable anti-dilution adjustments
                                                           and

                                                       o   an amount in cash equal to $160.00, which
                                                           represents (i) the remaining regularly
                                                           scheduled distributions from March 15,
                                                           2005 through June 15, 2006 (the first
                                                           date on which Allegheny may redeem any or
                                                           all of the 11 7/8% Notes irrespective of the
                                                           aggregate principal amount of 11 7/8% Notes
                                                           outstanding, and the date that the
                                                           Preferred Securities become subject to
                                                           the mandatory conversion provisions of
                                                           the Declaration of Trust), (ii) an
                                                           incentive amount and (iii) a consent
                                                           payment.

The Consent Solicitation...........................    Allegheny and the Trust also are soliciting
                                                       consents from the holders of the Preferred
                                                       Securities to amend certain provisions of the
                                                       Indenture. If you tender your Preferred
                                                       Securities, you will be deemed to have
                                                       consented to the Proposed Amendments to the
                                                       Indenture described herein.

Restricted Common Stock; Registration Rights.......    The issuance of Common Stock upon conversion
                                                       of the Preferred Securities is exempt from
                                                       registration pursuant to Section 3(a)(9) of
                                                       the Securities Act of 1933, as amended (the
                                                       "Securities Act"). As a result, neither
                                                       Allegheny nor the Trust is required to have
                                                       an effective registration statement on file
                                                       with the SEC to register the issuance of the
                                                       Common Stock upon conversion of the Preferred
                                                       Securities. Your ability to transfer the
                                                       Common Stock that you will receive upon
                                                       conversion of the Preferred Securities will
                                                       initially be restricted. Pursuant to the
                                                       Registration Rights Agreement (as defined
                                                       below), Allegheny has agreed to file a
                                                       registration statement with the SEC with
                                                       respect to the Preferred Securities and the
                                                       underlying Common Stock on or prior to March
                                                       31, 2005. Allegheny intends to file an
                                                       amendment to this registration statement
                                                       promptly following the consummation of the
                                                       offer and consent solicitation to reflect the
                                                       results of the offer and to add certain
                                                       information about the tendering holders.
                                                       Following the effectiveness of this
                                                       registration statement, the Common Stock
                                                       issued pursuant to the offer and consent
                                                       solicitation may be sold pursuant to this
                                                       registration statement.

                                                       Prior to the effectiveness of this
                                                       registration statement, holders of the
                                                       restricted Common Stock issued upon
                                                       conversion of their Preferred Securities may
                                                       also be able to sell the Common Stock
                                                       pursuant to Rule 144 under the Securities
                                                       Act. In addition, on July 24, 2005, the
                                                       Common Stock issuable pursuant to the offer
                                                       and consent solicitation may be eligible for
                                                       resale pursuant to Rule 144(k) under the
                                                       Securities Act.

Fractional Shares..................................    Allegheny will not issue fractional shares
                                                       upon conversion of Preferred Securities. In
                                                       lieu of issuing fractional shares of Common
                                                       Stock, Allegheny will pay to holders of
                                                       Preferred Securities converted in the offer
                                                       and consent solicitation who otherwise would
                                                       have been entitled to a fractional share of
                                                       Common Stock, an amount in cash equal to the
                                                       product of the fraction and the average of
                                                       the closing prices of the Common Stock, as
                                                       reported by the NYSE, for the five trading
                                                       days ending on the last trading day before
                                                       the Expiration Date.

Expiration Date....................................    To participate in the offer and consent
                                                       solicitation, you must properly tender and
                                                       not withdraw your Preferred Securities for
                                                       conversion no later than 12:00 midnight, New
                                                       York City time, on April 20, 2005, or at such
                                                       other time if this date is extended or
                                                       terminated by the Trust and Allegheny.

Certain Consequences to Non-Tendering Holders......    Preferred Securities not tendered in the
                                                       offer and consent solicitation will remain
                                                       outstanding after the consummation of the
                                                       offer and consent solicitation. If a
                                                       sufficiently large number of Preferred
                                                       Securities do not remain outstanding after
                                                       the consummation of the offer and consent
                                                       solicitation, the trading market for the
                                                       remaining outstanding Preferred Securities
                                                       may be less liquid and more sporadic, and
                                                       market prices may fluctuate significantly
                                                       depending on the volume of trading in
                                                       Preferred Securities.

                                                       If at any time prior to June 15, 2006, the
                                                       aggregate principal amount of the 11 7/8% Notes
                                                       is less than $25 million, including as a
                                                       result of this offer and consent
                                                       solicitation, Allegheny may redeem all, but
                                                       not less than all, of the remaining 11 7/8%
                                                       Notes at a redemption price equal to 100% of
                                                       the principal amount thereof plus the
                                                       applicable premium and accrued and unpaid
                                                       interest and special interest, if any, to the
                                                       date of redemption. The proceeds from any
                                                       optional redemption would be applied by the
                                                       Institutional Trustee to redeem Preferred
                                                       Securities having an aggregate Liquidation
                                                       Amount equal to the aggregate principal
                                                       amount of the 11 7/8% Notes redeemed by
                                                       Allegheny.

                                                       In addition, the Warrants are mandatorily
                                                       exercisable if the Common Stock price equals
                                                       or exceeds $15 per share over a specified
                                                       averaging period after June 15, 2006. Upon
                                                       the occurrence of such an event, all
                                                       outstanding Preferred Securities would be
                                                       automatically converted into Common Stock.

                                                       Allegheny has the option to redeem all or a
                                                       portion of the 11 7/8% Notes on or after June
                                                       15, 2006 at the optional redemption price
                                                       (this price initially being 105.9375% and
                                                       declining to 102.96875% on or after June 15,
                                                       2007, plus, in each case, accrued and unpaid
                                                       interest and special interest, if any, to the
                                                       redemption date). The proceeds from any
                                                       optional redemption would be applied by the
                                                       Institutional Trustee to redeem Preferred
                                                       Securities having an aggregate Liquidation
                                                       Amount equal to the aggregate principal
                                                       amount of the 11 7/8% Notes redeemed by
                                                       Allegheny.

Conditions to the Offer and Consent Solicitation...    The offer and consent solicitation is
                                                       conditioned upon:

                                                       o   the absence of any determination that the
                                                           offer and consent solicitation violates
                                                           any law, or any rule or interpretation of
                                                           the SEC staff;

                                                       o   the absence of any pending or threatened
                                                           proceeding that materially impairs the
                                                           Trust's or Allegheny's ability to
                                                           complete the offer and consent
                                                           solicitation;

                                                       o   the absence of any material adverse
                                                           development in any existing legal
                                                           proceeding involving the Trust, Allegheny
                                                           or any of Allegheny's subsidiaries;

                                                       o   the absence of any material adverse
                                                           change in the trading price of the Common
                                                           Stock in any major securities or
                                                           financial market, or in the United States
                                                           trading markets generally;

                                                       o   holders of at least a Majority in
                                                           Liquidation Amount of the Preferred
                                                           Securities validly tendering and not
                                                           withdrawing their Preferred Securities
                                                           prior to 12:00 midnight, New York City
                                                           time, on the Expiration Date;

                                                       o   the absence of any material adverse
                                                           change or any development involving a
                                                           prospective change in Allegheny's
                                                           business, financial condition or
                                                           operations; and

                                                       o   the approval of the lenders as required
                                                           under Allegheny's credit agreement, dated
                                                           as of March 8, 2004, as amended, to amend
                                                           or waive certain provisions, including
                                                           the covenants relating to the prepayment
                                                           of debt and restricted payments,
                                                           thereunder.

Procedures For Tendering Preferred Securities......    If your Preferred Securities are held in the
                                                       name of a broker, dealer or other nominee,
                                                       the Preferred Securities may be tendered by
                                                       your nominee through DTC. If your Preferred
                                                       Securities are held in physical form, you
                                                       must tender your Preferred Securities,
                                                       together with a completed Consent and Letter
                                                       of Transmittal (provided herewith) and any
                                                       other documents required thereby to the
                                                       Conversion Agent no later than 12:00
                                                       midnight, New York City time, on the
                                                       Expiration Date. In either situation, you
                                                       must complete and submit the Notice of
                                                       Conversion to the Conversion Agent no later
                                                       than 12:00 midnight, New York City time, on
                                                       the Expiration Date.

Withdrawal Rights..................................    You may withdraw  previously tendered Preferred
                                                       Securities and revoke your previously delivered
                                                       consent at any time prior to the Expiration Date.
                                                       To withdraw previously tendered Preferred
                                                       Securities, you are required to deliver a written
                                                       notice of withdrawal and revocation to the
                                                       Conversion Agent, with all the information required
                                                       by the notice of withdrawal and revocation, no
                                                       later than 12:00 midnight, New York City time, on
                                                       the Expiration Date.  A valid withdrawal of
                                                       tendered Preferred Securities will be deemed a
                                                       revocation of the related consent.  A holder may
                                                       not validly withdraw a consent unless the holder
                                                       validly withdraws the holder's previously tendered
                                                       Preferred Securities.

Risk Factors.......................................    In deciding whether to participate in the offer and
                                                       consent solicitation, you should consider carefully
                                                       the discussion of risks, uncertainties and factors
                                                       set forth in the section titled "Risk Factors"
                                                       included elsewhere in this offering circular.

Reasons for the Offer and Consent Solicitation.....    Allegheny believes that it is in its best
                                                       interest, and in the collective best interest
                                                       of its stockholders and holders of the
                                                       Preferred Securities, that the Preferred
                                                       Securities be converted into Common Stock at
                                                       this time. Allegheny believes that the
                                                       completion of the offer and consent
                                                       solicitation will, among other things,
                                                       enhance Allegheny's financial position by
                                                       reducing the amount of long term
                                                       indebtedness, increasing the amount of equity
                                                       outstanding and increasing Allegheny's
                                                       flexibility to enter into certain
                                                       transactions by eliminating substantially all
                                                       of the restrictive covenants currently found
                                                       in the Indenture.

U.S. Federal Income Tax Consequences
of Participating in the Offer and
Consent Solicitation...............................    The U.S. federal income tax consequences of
                                                       the receipt of the Conversion Amount are
                                                       unclear. The Conversion Amount may be treated
                                                       as additional consideration in exchange for
                                                       the Preferred Securities, in which case all
                                                       or a portion of the Conversion Amount likely
                                                       would be treated as capital gain for U.S.
                                                       federal income tax purposes, or as separate
                                                       consideration for converting your Preferred
                                                       Securities into Common Stock and consenting
                                                       to the Proposed Amendments, in which case the
                                                       Conversion Amount likely would be treated as
                                                       ordinary income for U.S. federal income tax
                                                       purposes. You are urged to consult your tax
                                                       advisor regarding the U.S. federal income tax
                                                       consequences of the receipt of the Conversion
                                                       Amount.

Conversion Agent...................................    Wilmington Trust Company is the conversion agent
                                                       for the offer and consent solicitation.

Information Agent..................................    Global Bondholder Services Corporation is the
                                                       information agent for the offer and consent
                                                       solicitation.
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


                          SUMMARY OF ADDITIONAL TERMS

WHO IS MAKING THE OFFER AND CONSENT SOLICITATION?

         The Trust, as issuer of the Preferred Securities, and Allegheny are making the offer and consent solicitation. Allegheny is the parent holding company of an integrated energy business. Through its seven principal operating subsidiaries, it owns and operates electric generating facilities and delivers electric and natural gas service to approximately four million people throughout Maryland, Ohio, Pennsylvania, Virginia and West Virginia.
Its business consists of two segments: (i) generation and marketing and (ii) delivery and services. The Trust is a wholly-owned subsidiary of Allegheny.

         Allegheny's headquarters are located at 800 Cabin Hill Drive,
Greensburg, Pennsylvania 15601, and Allegheny's telephone number at that address is (724) 838-3000. The Common Stock is listed on the NYSE under the symbol "AYE." For additional information concerning Allegheny, see the section of this offering circular titled "Where You Can find More Information."

WHAT SECURITIES ARE THE SUBJECT OF THE OFFER AND CONSENT SOLICITATION?

         Allegheny and the Trust are concurrently seeking the conversion of all of the outstanding Preferred Securities and consent from holders to amend the Indenture governing Allegheny's 11 7/8% Notes. Each Preferred Security has a
Liquidation Amount of $1,000, subject to certain adjustments. As of the date of this offering circular, there are 300,000 Preferred Securities outstanding with an aggregate Liquidation Amount of $300 million.

         The Trust is the sole holder of $300 million aggregate principal amount of Allegheny's 11 7/8% Notes and attached Warrants for the purchase of up to 24,999,000 shares of Common Stock, exercisable at $12 per share. The
Warrants may not be separated from the 11 7/8% Notes and may be exercised only through the tender of the 11 7/8% Notes. The Warrants are mandatorily exercisable if the Common Stock price equals or exceeds $15 per share over a specified averaging period after June 15, 2006. Upon the occurrence of such an event, all outstanding Preferred Securities would be automatically converted into Common Stock. Allegheny has the option to redeem any or all of the 11 7/8%
Notes on or after June 15, 2006 at the optional redemption price (this price initially being 105.9375% and declining to 102.96875% on or after June 15, 2007, plus, in each case, accrued and unpaid interest and special interest, if any, to the redemption date). In addition, if at any time prior to June 15, 2006 the aggregate principal amount of the 11 7/8% Notes is less than $25 million, including as a result of this offer and consent solicitation, Allegheny has the option to redeem all, but not less than all, of the remaining
11 7/8% Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, accrued and unpaid interest and special interest, if any, to the date of redemption. The proceeds from any optional redemption would be applied by the Institutional Trustee to redeem Preferred
Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes redeemed by Allegheny.

         The Preferred Securities entitle the holders to quarterly distributions on a corresponding principal amount of 11 7/8% Notes and to direct the exercise of the Warrants in order to effect the conversion of the Preferred Securities into Common Stock. On the Expiration Date, the Conversion
Agent will tender to Allegheny an aggregate principal amount of 11 7/8% Notes equal to the aggregate Liquidation Amount of Preferred Securities tendered for conversion in the offer and consent solicitation. The Conversion Agent will also exercise the Warrants attached to such tendered 11 7/8% Notes for shares of Common Stock, and will thereafter distribute the Common Stock to the holders in satisfaction of the shares of Common Stock the holders are entitled to receive upon conversion of their Preferred Securities. The tendered Preferred
Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled. Holders entitled to receive the Common Stock issuable upon conversion of the Preferred Securities will be treated for all purposes as the record holder or holders of the Common Stock on the Expiration Date. As promptly as practicable thereafter, Allegheny will deliver the Conversion
Amount and the Common Stock to the Conversion Agent for distribution. The
Common Stock will be delivered in the form of certificated securities.

         Allegheny guarantees the Trust's payment obligations on the Preferred
Securities. The Preferred Securities are not listed on any securities exchange.

HOW WILL THE OFFER AND CONSENT SOLICITATION AFFECT ALLEGHENY'S CURRENTLY
OUTSTANDING COMMON STOCK?

         Allegheny had 137,474,924 shares of Common Stock outstanding as of March 7, 2005. All such shares will remain outstanding following the consummation of the offer and consent solicitation.

HOW MANY SHARES OF ALLEGHENY COMMON STOCK WILL BE OUTSTANDING ASSUMING
CONVERSION OF ALL OF THE PREFERRED SECURITIES?

         If all of the holders of Preferred Securities tender their Preferred
Securities in accordance with the offer and consent solicitation, Allegheny will have an aggregate of approximately 162,473,924 shares of Common Stock outstanding.

WHAT CONSENT TO THE INDENTURE GOVERNING ALLEGHENY'S 11 7/8% NOTES IS BEING
SOLICITED FROM THE HOLDERS OF THE PREFERRED SECURITIES?

         Holders of Preferred Securities who tender their Preferred Securities pursuant to this offer and consent solicitation will also be consenting to an amendment to the Indenture (the "Supplemental Indenture"). The Supplemental
Indenture will eliminate substantially all of the restrictive covenants from the Indenture. These covenants, among other matters, limit Allegheny's ability to incur indebtedness, make restricted payments and investments, sell assets and engage in affiliate transactions.

         Generally, the amendments to the Indenture require the consent of at least a Majority in Liquidation Amount of the Preferred Securities. However, the consent of 75% in Liquidation Amount of the Preferred Securities is required for the Additional Amendment that would eliminate the anti-layering covenant of the Indenture (Section 4.11).

         If the requisite consent is obtained, the Supplemental Indenture shall be binding on all holders, regardless of whether such holders tendered their securities in the offer and consent solicitation. In addition, Allegheny and the Trust currently intend to consummate the offer and consent solicitation if holders of the Requisite Percentage validly tender and do not withdraw their Preferred Securities, even if the required consent to effectuate the Additional Amendment is not achieved.

WHAT PERCENTAGE OF HOLDERS OF PREFERRED SECURITIES MUST CONSENT TO THE
AMENDMENTS TO THE INDENTURE FOR THE AMENDMENTS TO BECOME EFFECTIVE?

         As discussed above, generally, holders of at least a Majority in Liquidation Amount of the Preferred Securities must tender their Preferred
Securities for the amendments to the Indenture to become effective. However, the consent of 75% in Liquidation Amount of the Preferred Securities is required for the Additional Amendment that would eliminate the anti-layering covenant (the "Additional Requisite Percentage"). The Additional Amendment will only be made if the Additional Requisite Percentage is obtained. All other amendments will be made if the Requisite Percentage is obtained, regardless of whether the Additional Requisite Percentage is obtained. You cannot tender and convert your Preferred Securities pursuant to the offer and consent solicitation without consenting to the amendments to the Indenture.
Moreover, you should be aware that Allegheny and the Trust currently intend to consummate the offer and consent solicitation if holders of the Requisite
Percentage validly tender and do not withdraw their Preferred Securities, even if the required consent to effectuate the Additional Amendment is not achieved.

WILL ALLEGHENY SATISFY ITS OBLIGATIONS UNDER THE REGISTRATION RIGHTS AGREEMENT?

         The Trust, Allegheny and the original purchasers of the Preferred
Securities entered into a Registration Rights Agreement, dated as of July 24, 2003, which requires the Trust and Allegheny to register for resale the Preferred Securities and the Common Stock issued or issuable upon exercise of the Warrants (the "Registration Rights Agreement"). Existing holders of the
11 7/8% Notes and the Preferred Securities are entitled to the benefits of the Registration Rights Agreement which requires Allegheny to file a registration statement with respect to the Preferred Securities and the underlying Common
Stock on or prior to March 31, 2005. Allegheny intends to comply with these registration requirements.

WILL THE COMMON STOCK I RECEIVE UPON CONVERSION OF THE PREFERRED SECURITIES BE
FREELY TRADABLE?

         The Common Stock that you will receive upon conversion of the Preferred Stock will initially be restricted. Pursuant to the Registration
Rights Agreement, Allegheny has agreed to file a registration statement with respect to the Preferred Securities and the underlying Common Stock on or prior to March 31, 2005. Allegheny intends to file an amendment to this registration statement promptly following the consummation of the offer and consent solicitation to reflect the results of the offer and to add certain information about the tendering holders. Following the effectiveness of this registration statement, the Common Stock issued pursuant to the offer and consent solicitation may be sold pursuant to this registration statement.
Prior to the effectiveness of this registration statement, holders of the Common Stock issued pursuant to the offer and consent solicitation may also be able to sell the Common Stock pursuant to Rule 144 under the Securities Act.
In addition, on July 24, 2005, the Common Stock may be eligible for resale pursuant to Rule 144(k) under the Securities Act. For further information, see the section of this offering circular titled "The Offer and Consent
Solicitation."

WHAT WILL HAPPEN TO MY PREFERRED SECURITIES IF I DO NOT PARTICIPATE IN THE
OFFER AND CONSENT SOLICITATION?

         If you do not tender your Preferred Securities for conversion in the offer and consent solicitation, your Preferred Securities will remain outstanding. However, assuming that the holders of the Requisite Percentage of Preferred Securities tender Preferred Securities in the offer and consent solicitation, holders of Preferred Securities who do not tender will no longer have the benefit of substantially all of the covenant protections that were previously afforded by the Indenture. Holders that convert Preferred
Securities into Common Stock after the expiration of the offer and consent solicitation will not receive the Conversion Amount upon the conversion of their Preferred Securities. In addition, the amendments to the Indenture effectively relieve the Trust from any obligation to make an offer to repurchase the Preferred Securities upon a change of control of Allegheny and effectively relieve the Institutional Trustee from any obligation to offer to repurchase Preferred Securities upon certain sales of Allegheny's assets.

         Non-tendering holders should consider that if at any time prior to June 15, 2006 the aggregate principal amount of outstanding 11 7/8% Notes is less than $25 million, including as a result of this offer and consent solicitation, Allegheny has the option to redeem all, but not less than all, of the remaining 11 7/8% Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium and accrued and unpaid interest and special interest, if any, to the date of redemption. The proceeds from this optional redemption would be applied by the Institutional Trustee to redeem Preferred Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes redeemed by Allegheny. In addition, the Warrants are mandatorily exercisable if the Common Stock price equals or exceeds $15 per share over a specified averaging period after June
15, 2006. Upon the occurrence of such an event, all outstanding Preferred
Securities would be automatically converted into Common Stock.

         Allegheny has the option to redeem any or all of the 11 7/8% Notes on or after June 15, 2006 at the optional redemption price (this price initially being 105.9375% and declining to 102.96875% on or after June 15, 2007, plus, in each case, accrued and unpaid interest and special interest, if any, to the redemption date). The proceeds from this optional redemption would be applied by the Institutional Trustee to redeem Preferred Securities having an aggregate
Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes to be redeemed by Allegheny.

ARE THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ALLEGHENY RELEVANT TO
MY DECISION TO TENDER AND CONVERT MY PREFERRED SECURITIES IN THE OFFER AND
CONSENT SOLICITATION?

         Yes. The price of the Common Stock and the Preferred Securities are closely linked to Allegheny's financial condition and results of operations.

ARE ANY PREFERRED SECURITIES HELD BY ALLEGHENY'S DIRECTORS OR OFFICERS?

         No. None of Allegheny's directors or executive officers holds any Preferred Securities.

IS ALLEGHENY'S BOARD OF DIRECTORS RECOMMENDING THAT I CONVERT MY PREFERRED
SECURITIES?

         While Allegheny's board of directors believes that the offer and consent solicitation is in the best interest of Allegheny, its stockholders and holders of the Preferred Securities, holders of Preferred Securities will need to make an independent investment decision as to whether or not they wish to tender their Preferred Securities in the offer and consent solicitation.
For further information, see the section of this offering circular titled "The
Offer and Consent Solicitation."

DOES ALLEGHENY HAVE THE AUTHORITY TO ISSUE THE COMMON STOCK UPON CONVERSION OF
THE PREFERRED SECURITIES?

         Yes. The Common Stock that Allegheny will issue upon conversion of the Preferred Securities consists of authorized shares of Common Stock which it may issue without stockholder approval. The issuance of Common Stock upon conversion of the Preferred Securities is exempt from registration pursuant to
Section 3(a)(9) of the Securities Act. As a result, neither Allegheny nor the Trust is required to have an effective registration statement on file with the SEC to register the issuance of the Common Stock upon conversion of the Preferred Securities. Provided that the conditions described under the section of this offering circular titled "The Offer and Consent Solicitation" have been satisfied, and unless the offer and consent solicitation has been terminated, on the Expiration Date, the Conversion Agent will tender to Allegheny an aggregate principal amount of 11 7/8% Notes equal to the aggregate
Liquidation Amount of Preferred Securities tendered for conversion in the offer and consent solicitation. The Conversion Agent will also exercise the Warrants attached to the tendered 11 7/8% Notes for shares of Common Stock and will thereafter distribute the Common Stock to tendering holders in satisfaction of the shares of Common Stock such holders are entitled to receive upon conversion of their Preferred Securities. The tendered Preferred
Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled. Holders entitled to receive the Common Stock issuable upon conversion of the Preferred Securities will be treated for all purposes as the record holder or holders of the Common Stock on the Expiration Date. As promptly as practicable thereafter, Allegheny will deliver the Conversion
Amount and the Common Stock issuable upon conversion of the Preferred
Securities to the Conversion Agent for distribution. For more information regarding the timing of the issuance of Common Stock in the offer and consent solicitation, see the section of this offering circular titled "The Offer and Consent Solicitation."

WHAT ARE THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 CONSEQUENCES TO YOU OF
PARTICIPATING IN THE OFFER AND CONSENT SOLICITATION?

         Allegheny is a registered holding company under the Public Utility
Holding Company Act of 1935, as amended ("PUHCA"). PUHCA and the rules and regulations of the SEC promulgated under PUHCA impose a number of restrictions on registered utility holding companies, in particular with respect to acquisitions and financing transactions. In addition, Section 9(a)(2) of PUHCA
(sometimes referred to as the "two-bite" rule) requires any individual or company that will own or acquire, directly or indirectly, 5% or more of the voting securities of a public utility company under PUHCA must receive prior approval from the SEC. Allegheny currently has multiple subsidiary companies that are public utility companies under PUHCA. This means that any individual or company that acquired 5% or more of Common Stock would be acquiring indirectly 5% or more of the voting securities of multiple public utility companies. This acquisition would require SEC approval under the two-bite rule before it could be consummated. As such, holders that will acquire 5% or more of our Common Stock as a result of tendering their Preferred Securities should seek SEC approval prior to the tendering of such Preferred Securities.

WILL THE TRUST OR ALLEGHENY RECEIVE ANY CASH PROCEEDS FROM THE OFFER AND
CONSENT SOLICITATION?

         No. Neither the Trust nor Allegheny will receive any cash proceeds from the conversion of the Preferred Securities nor from the consummation of the offer and consent solicitation.

WHAT IS ALLEGHENY'S SOURCE OF CASH TO PAY THE CONVERSION AMOUNT?

         Allegheny intends to fund the Conversion Amount with available cash and borrowings under Allegheny's revolving credit facility.

UNDER WHAT CIRCUMSTANCES MAY THE TRUST AND ALLEGHENY EXTEND OR TERMINATE THE
OFFER AND CONSENT SOLICITATION?

         The Trust and Allegheny may extend the offer and consent solicitation in their sole and absolute discretion, and they reserve the right to do so.
During any extension of the offer and consent solicitation, the Preferred
Securities that were previously tendered for conversion and not withdrawn will remain subject to the offer and consent solicitation.

         In addition, the Trust and Allegheny expressly reserve the right to terminate the offer and consent solicitation in their sole and absolute discretion and not pay the Conversion Amount if any of the events described in the section of this offering circular titled "The Offer and Consent
Solicitation" occur. For more information regarding the right to extend or terminate the offer and consent solicitation, see the section of this offering circular titled "The Offer and Consent Solicitation - Conditions to the Offer and Consent Solicitation."

HOW WILL I BE NOTIFIED IF THE OFFER AND CONSENT SOLICITATION IS EXTENDED,
AMENDED OR TERMINATED?

         If the Trust and Allegheny extend, amend or terminate the offer and consent solicitation, the Trust and Allegheny will issue a press release or another form of public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the offer and consent solicitation. For more information regarding notification of extensions, amendments or terminations of the offer and consent solicitation, see the section of this offering circular titled "The
Offer and Consent Solicitation."

WHAT IS THE NOTICE OF CONVERSION AND DO I NEED TO EXECUTE AND DELIVER A NOTICE
OF CONVERSION IN ORDER TO PROPERLY TENDER MY PREFERRED SECURITIES

         To be deemed to validly tender Preferred Securities and participate in the offer and consent solicitation, you must properly execute and deliver a completed Notice of Conversion to the Conversion Agent no later than 12:00 midnight, New York City time, on the Expiration Date. The Notice of Conversion is necessary in order for the Conversion Agent to properly accept the Preferred Securities being tendered and to subsequently convert the Preferred
Securities into Common Stock. The Notice of Conversion requires you to provide
Allegheny with information such as to whom the shares of Common Stock should be issued and where the shares of Common Stock should be delivered. In addition, the Notice of Conversion will provide specific information about each holder that will assist Allegheny in its filing of an amendment to the registration statement to register the Common Stock for resale promptly following the consummation of the offer and consent solicitation. Signatures on the Notice of Conversion must be guaranteed by an "eligible guarantor institution" meeting the requirements of the security registrar, which requirements include membership or participation in the Security Transfer
Agent Medallion Program or such other "signature guarantee program" as may be determined by the security registrar in addition to, or in substitution for, the Security Transfer Agent Medallion Program, all in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act").

MAY I TENDER ONLY A PORTION OF THE PREFERRED SECURITIES THAT I HOLD?

         Yes. Generally, you do not have to tender all of your Preferred
Securities to participate in the offer and consent solicitation. However, a holder of Preferred Securities may not tender and convert Preferred Securities with an aggregate Liquidation Amount of less than $1,000 unless such Preferred
Securities represent all of such holder's Preferred Securities.

WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I TENDER AND CONVERT MY PREFERRED
SECURITIES?

         If your Preferred Securities are held through a broker or other nominee who tenders the Preferred Securities on your behalf, your broker may charge you a commission for doing so. You should consult with your broker or nominee to determine whether any charges will apply.

WHEN WILL I RECEIVE THE COMMON STOCK ISSUED UPON CONVERSION OF MY PREFERRED
SECURITIES?

         Subject to the satisfaction or waiver of all conditions to the offer and consent solicitation, and assuming the Trust and Allegheny have not elected to terminate or amend the offer and consent solicitation, the Trust and Allegheny will accept for conversion Preferred Securities that are properly tendered for conversion and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. Common Stock will be delivered in exchange for properly tendered Preferred Securities as soon as practicable after consummation of the offer and consent solicitation. In addition, the Notice of Conversion requires you to provide Allegheny with information such as to whom the shares of Common Stock should be issued and where such shares of Common Stock should be delivered. For more information regarding the obligation to issue Common Stock for tendered Preferred Securities, see the sections of this offering circular titled "The Offer and Consent Solicitation
- Procedures for Tendering Preferred Securities" and "The Offer and Consent
Solicitation - Delivering Consents - Acceptance of Preferred Securities for
Conversion and Payment; Delivery of Common Stock."

WHAT WILL HAPPEN IF MY PREFERRED SECURITIES ARE NOT ACCEPTED FOR CONVERSION IN
THE OFFER AND CONSENT SOLICITATION?

         If the Trust or Allegheny decide for any reason not to accept any Preferred Securities, the Trust and Allegheny will arrange for the Conversion
Agent to return the Preferred Securities to the tendering holder, at Allegheny's expense, promptly after the expiration or termination of the offer and consent solicitation. DTC will credit any withdrawn or unaccepted
Preferred Securities to the tendering holder's account at DTC. For more information, see the section of this offering circular titled "The Offer and Consent Solicitation."

WILL HOLDERS OF THE PREFERRED SECURITIES HAVE APPRAISAL OR DISSENTERS' RIGHTS
IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION?

         No. Appraisal or dissenters' rights are not available. You should read this offering circular for information regarding the rights that are available to you.

ARE THERE ANY GOVERNMENT OR REGULATORY APPROVALS REQUIRED FOR THE CONSUMMATION
OF THE OFFER AND CONSENT SOLICITATION?

         Neither the Trust nor Allegheny is aware of any governmental, federal or state regulatory approvals required for the consummation of the offer and consent solicitation, other than their obligation to file a Schedule TO with the SEC, and otherwise comply with applicable securities laws. Pursuant to the regulations promulgated under PUHCA, holders that will acquire 5% or more of our Common Stock as a result of tendering their Preferred Securities should seek SEC approval prior to the tendering of such Preferred Securities

WHO CAN I ASK QUESTIONS ABOUT THE OFFER AND CONSENT SOLICITATION?

         If you have questions regarding the information in this offering circular or the offer and consent solicitation, please contact the Information
Agent, Global Bondholder Services Corporation, at the telephone number or address listed below. If you have questions regarding the procedures for tendering your Preferred Securities for conversion or delivering consents or require assistance in tendering your Preferred Securities or delivering consents, please contact the Conversion Agent, Wilmington Trust Company, at the telephone number, facsimile number or address listed below. If you would like additional copies of this offering circular or the documents incorporated by reference herein, please contact the Information Agent at the telephone number or address listed below.


            Conversion Agent                               Information Agent
        Wilmington Trust Company                 Global Bondholder Services Corporation
          Rodney Square North                           65 Broadway - Suite 704
        1100 North Market Street                        New York, New York 10006
       Wilmington, Delaware 19890                     Attention: Corporate Actions
      By Facsimile: 1-302-636-4145               Banks and Brokers call: (212) 430-3774
      Attention: Alisha Clendaniel                     Toll free: (866) 795-2200
To Confirm by Telephone: (302) 636-6470
  Toll free: (800) 441-7120 ext. 6470


                 SUMMARY DESCRIPTION OF ALLEGHENY COMMON STOCK

         The following summary highlights selected information about the terms of the Common Stock that will be issued upon conversion of the Preferred Securities. For a more detailed description of the Common Stock, see the section of this offering circular titled "Description of Allegheny Capital Stock."


Issuer.............................................    Allegheny Energy, Inc. Securities issuable
                                                       upon conversion of Preferred

Securities.........................................    83.33 shares of Common Stock for each $1,000
                                                       in Liquidation Amount of Preferred Securities
                                                       tendered, subject to any applicable
                                                       anti-dilution adjustments.

                                                       If all of the outstanding Preferred Securities are
                                                       tendered and converted pursuant to the offer and
                                                       consent solicitation, Allegheny will issue an
                                                       aggregate amount of 24,999,000 shares of Common
                                                       Stock.

Listing............................................    Allegheny will apply for listing on the NYSE prior
                                                       to the consummation of the offer and consent
                                                       solicitation for the shares of Common Stock to be
                                                       issued upon conversion of the Preferred Securities.

Dividends..........................................    Allegheny has not paid any dividends on its Common
                                                       Stock since the third quarter of 2002.  Allegheny
                                                       has no intention of paying any dividends on the
                                                       Common Stock in the foreseeable future.  The terms
                                                       of Allegheny's outstanding debt instruments and
                                                       PUHCA restrict Allegheny's ability to pay dividends
                                                       on its Common Stock.

Registration.......................................    The issuance of Common Stock upon conversion of the
                                                       Preferred Securities is exempt from registration
                                                       pursuant to Section 3(a)(9) of the Securities Act.
                                                       As a result, neither Allegheny nor the Trust is
                                                       required to have an effective registration
                                                       statement on file with the SEC to register the
                                                       issuance of the Common Stock upon conversion of the
                                                       Preferred Securities.  Your ability to transfer the
                                                       Common Stock that you will receive upon conversion
                                                       of the Preferred Securities will initially be
                                                       restricted.  Pursuant to the Registration Rights
                                                       Agreement, Allegheny has agreed to file a
                                                       registration statement with the SEC with respect to
                                                       the Preferred Securities and the underlying Common
                                                       Stock on or prior to March 31, 2005.

                                                       Allegheny intends to file an amendment to this
                                                       registration statement promptly following the
                                                       consummation of the offer and consent solicitation
                                                       to reflect the results of the offer and to add
                                                       certain information about the tendering holders.
                                                       Following the effectiveness of this registration
                                                       statement, the Common Stock issued pursuant to the
                                                       offer and consent solicitation may be sold
                                                       pursuant to this registration statement.

                                                       Prior to the effectiveness of this registration
                                                       statement, holders of the restricted Common Stock
                                                       issued pursuant to the offer and consent
                                                       solicitation may be able to sell the Common Stock
                                                       pursuant to Rule 144 under the Securities Act. In
                                                       addition, on July 24, 2005, the Common Stock may
                                                       be eligible for resale pursuant to Rule 144(k)
                                                       under the Securities Act.

                            ALLEGHENY ENERGY, INC.

         We are the parent holding company of an integrated energy business. Through our seven principal operating subsidiaries, we own and operate electric generating facilities and deliver electric and natural gas service to approximately four million people throughout Maryland, Ohio, Pennsylvania, Virginia and West Virginia. Our business consists of two segments: (i) generation and marketing and (ii) delivery and services.

         Our generation and marketing segment owns, operates and manages regulated and unregulated electric generating capacity. This segment comprises the majority of our power generation operations. We conduct the operations of this segment principally through three of our subsidiaries: Allegheny Energy Supply Company, LLC ("AE Supply"), Monongahela Power Company ("Monongahela") and Allegheny Generating Company ("AGC"). AE Supply owns, operates and manages electric generation facilities. AE Supply also purchases and sells energy and energy-related commodities, although it no longer engages in speculative trading. Monongahela's West Virginia generation assets are included in this segment. AE Supply and Monongahela co-own AGC, whose sole asset is a 40% undivided interest in the Bath County, Virginia pumped-storage hydroelectric station and its connecting transmission facilities.

         Our delivery and services segment is comprised of our electric and natural gas transmission and delivery ("T&D") operations. The principal subsidiaries operating in this segment are Monongahela, The Potomac Edison Company ("Potomac Edison") and West Penn Power Company ("West Penn," and, together with Monongahela and Potomac Edison, the "Distribution Companies"). Each of the Distribution Companies is a public utility company and does business under the Allegheny Power trade name. The Distribution Companies' principal businesses are the operation of electric and natural gas public utility systems. In addition, our delivery and services segment includes Allegheny Ventures, Inc., which engages in telecommunications and unregulated energy-related projects.

         The rates we and our subsidiaries charge our retail customers are subject to state regulation and approval in the states in which we operate. We are a registered holding company under PUHCA.

         We were incorporated in Maryland in 1925. Our principal executive offices are located at 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601, and our telephone number at that address is (724) 837-3000.

                           ALLEGHENY CAPITAL TRUST I

         Allegheny Capital Trust I, a wholly-owned subsidiary of Allegheny, is a statutory business trust that was formed under the laws of the state of Delaware on July 17, 2003.

         The Trust exists for the exclusive purposes of: (i) issuing and selling the Preferred Securities to investors which represent undivided beneficial interests in the assets of the Trust, (ii) issuing and selling common securities to Allegheny representing undivided common beneficial interests in the assets of the Trust, (iii) distributing the Trust's income as provided for in the Declaration of Trust and (iv) engaging in other activities only as necessary or incidental to the activities described in (i) through
(iii). The assets of the Trust consist entirely of (i) the 11 7/8% Notes, together with the attached Warrants, (ii) any cash on deposit in, or owing to, the Trust account maintained by the Institutional Trustee for benefit of the holders of the Preferred Securities and (iii) all proceeds and rights in respect of the foregoing to be held by the Institutional Trustee pursuant to the terms of the Declaration of Trust for the benefit of the Trust and the holders of the Preferred Securities. The Trust may not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake or permit to be undertaken any activity that would cause the Trust to be subject to entry-level tax for United States federal income tax purposes.

         The principal address of the Trust is c/o Allegheny Energy, Inc., 800 Cabin Hill Drive, Greensburg, Pennsylvania 15601. The telephone number at that address is (724) 837-3000.

                                CAPITALIZATION

         The following table sets forth Allegheny's capitalization as of December 31, 2004, on an actual basis and on an as adjusted basis to give effect to the conversion of all of the Preferred Securities and the payment of the Conversion Amount. You should read the data set forth below in conjunction with Allegheny's audited financial statements and the accompanying notes which are incorporated by reference into this offering circular.


                                                                               As of December 31, 2004
                                                                         ---------------------------------
(In millions)                                                                  Actual          As Adjusted
                                                                          ---------------    -------------
Cash and cash equivalents1...........................................     $          189.5   $       189.5
                                                                          ================   =============
Long-term debt due within one year2..................................     $          385.1   $       385.1
                                                                          ---------------    -------------
Long-term debt1,2....................................................     $        4,540.8   $     4,295.2
                                                                          ---------------    -------------
Preferred stock of subsidiary........................................     $           74.0   $        74.0
                                                                          ---------------    -------------
Common stockholders' equity:
     Common stock, $1.25 par value per share, 260,000,000 shares authorized, 137,380,644 shares outstanding actual,
       162,379,644 shares outstanding as adjusted....................     $          171.8   $       203.1
     Other paid-in capital...........................................              1,600.2         1,853.6
     Retained deficit................................................              (307.7)         (337.8)
     Treasury stock..................................................                (1.8)           (1.8)
     Accumulated other comprehensive loss............................              (108.7)         (108.7)
                                                                          ---------------    -------------
       Total stockholders' equity3...................................     $        1,353.8   $     1,608.4
                                                                          ---------------    -------------
         Total capitalization........................................     $        6,353.7   $     6,362.7
                                                                          ================   =============

___________
Notes:
1. Assumes that Allegheny will fund the Conversion Amount with borrowings under its revolving credit facility and not use available cash. Actual funding source will be determined at consummation of the offer and consent solicitation.

2. Excludes $86.7 million of long-term debt related to our natural gas operations that have been classified as assets held for sale. See Note 4 "Assets Held for Sale and Discontinued Operations" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004.

3.   The book value per share as of December 31, 2004 was $9.85.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth our selected consolidated financial information for the periods ended and as of the dates indicated. The selected consolidated financial data for the years ended December 31, 2004, 2003 and 2002 are derived from our audited consolidated financial statements and notes that are incorporated by reference in this offering circular. You should read the data set forth below in conjunction with Allegheny's consolidated financial statements and related notes and other information incorporated by reference in this offering circular.

                                                                       Year Ended December 31,
                                                             --------------------------------------------
                                                                 20041          20031           20021
                                                             -------------  -------------   -------------
(In millions except per share data)
Summary Statement of Operations Data:
Total operating revenues2..............................      $     2,756.1  $     2,182.3   $     2,743.8
Operating expenses2....................................            2,166.9        2,378.7         3,216.4
                                                             -------------  -------------   -------------
Operating income (loss) 2..............................      $       589.2  $     (196.4)   $     (472.6)
                                                             =============  =============   =============
Income (loss) from continuing operations, net
   of tax2.............................................          $   129.7  $     (308.9)   $     (465.8)
                                                             =============  =============   =============
Loss from discontinued operations, net of tax2 ........      $     (440.3)  $      (25.3)   $      (36.4)
                                                             =============  =============   =============
Net loss...............................................      $     (310.6)  $     (355.0)   $     (632.7)
                                                             =============  =============   =============
Per Share Data:
       Income (loss) from continuing
         operations, net of tax:
         Basic.........................................      $        1.00  $      (2.44)   $      (3.71)
         Diluted.......................................      $        0.99  $      (2.44)   $      (3.71)
       Loss from discontinued operations, net of tax:
         Basic.........................................      $      (3.40)  $      (0.20)   $      (0.29)
         Diluted.......................................      $      (2.82)  $      (0.20)   $      (0.29)
       Net loss:
         Basic.........................................      $      (2.40)  $      (2.80)   $      (5.04)
         Diluted.......................................      $      (1.83)  $      (2.80)   $      (5.04)
Dividends declared per common share....................      $          --  $          --   $        1.29
Summary Balance Sheet Data:
Short-term debt........................................      $          --  $        53.6   $     1,132.0
Long-term debt due within one year2....................              385.1          544.9           257.2
Debentures, notes and bonds3...........................                 --             --         3,662.2
                                                             -------------  -------------   -------------
Total short-term debt3.................................      $       385.1  $       598.5   $     5,051.4
                                                             =============  =============   =============

Long-term debt 2,3.....................................      $     4,540.8  $     5,127.4   $       115.9
Capital leases.........................................               23.8           32.5            39.1
                                                             -------------  -------------   -------------
Total long-term obligations2,3.........................      $     4,564.6  $     5,159.9   $       155.0
                                                             =============  =============   =============
Total assets...........................................      $     9,045.1  $    10,171.9   $    10,973.2
                                                             =============  =============   =============

___________
Notes:
1. See notes 1-11, 14, 27, and 28 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 incorporated by reference in this offering circular, for factors and transactions that affect trends and comparability of financial data for the years ended 2002, 2003 and 2004.

2. Excludes $86.7 million of long-term debt related to our natural gas operations that have been classified as assets held for sale. See Note 4 "Assets Held for Sale and Discontinued Operations" to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004.

3. Long-term debt at December 31, 2002 of $3,662.2 million was classified as short-term as a result of debt covenant violations. As of December 31, 2003, the debt was reclassified as long-term.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth Allegheny's ratio of earnings to fixed charges, on a historical basis, for each of the periods indicated.

                                                                 Year Ended December 31,
                                                      ----------------------------------------------
                                                           2004           2003            2002
                                                      -------------   -------------- ---------------
(In thousands)
Earnings:
     (Loss) income from continuing
       operations................................     $     129,732   $    (308,875) $     (465,749)
     Exclude amounts reflected in line
       above:
       Income tax expense (benefit)..............           79,669         (202,170)       (313,112)
       Minority interest in loss of subsidiaries.             (882)          (7,174)        (13,509)
       Preferred dividends of subsidiary.........            5,037            5,037           5,037
       Amortization of capitalized interest......            2,288            1,592             852
     Loss from unconsolidated equity investees...              663              948          33,767
     Add fixed charges (see below)...............          419,448          454,461         299,343
     Less amounts included in fixed
       charges:
       Capitalized interest......................           (3,432)         (15,394)        (12,628)
       Preference security dividend requirements
             of consolidated subsidiary1.........           (7,967)          (8,233)         (8,284)
                                                      -------------   -------------- ---------------
     Total earnings (as defined).................     $    624,556    $     (79,808) $     (474,283)
                                                      =============   ============== ===============
Fixed charges:
     Interest expensed and capitalized...........     $    404,505    $     439,482  $      280,298
     Preference security dividend requirements of
       consolidated subsidiary1..................            7,967            8,233           8,284
     Estimated interest component of
       rental expense............................            6,976            6,746          10,761
       rental expense............................     --------------  -------------  --------------
     Total fixed charges (as defined)............     $    419,448    $     454,461  $      299,343
                                                      =============   ============== ===============
Ratio of earnings to fixed charges...............            1.49x         Note (2)        Note (2)
                                                      =============   ============== ===============

___________

Notes:
1. The preference security dividend requirement represents the amount of pre-tax earnings required to pay the dividends on outstanding preference securities of a subsidiary held by non-affiliates.

2. For the years ended December 31, 2003 and 2002, there are deficiencies of earnings to cover the fixed charges of $534,269 and $773,626, respectively.

                           FORWARD-LOOKING STATEMENTS

         In addition to historical information, this offering circular and the documents incorporated by reference herein contain a number of forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "expect," "project," "intend," "plan," "believe" and words and terms of similar substance used in connection with any discussion of future plans, actions or events may identify forward-looking statements.

These include statements with respect to:

         o regulation and the status of retail generation service supply competition in states served by the Distribution Companies;

         o    financing plans;

         o demand for energy and the cost and availability of raw materials, including coal;

         o    provider-of-last-resort and power supply contracts;

         o    results of litigation;

         o    results of operations;

         o    internal controls and procedures;

         o    capital expenditures;

         o    status and condition of plants and equipment;

         o    regulatory matters; and

         o    accounting issues.

         Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not differ materially from expectations. Actual results have varied materially and unpredictably from past expectations.

         Factors that could cause actual results to differ materially include, among others, the following:

         o    changes in the price of power and fuel for electric generation;

         o    general economic and business conditions;

         o    changes in access to capital markets;

         o complications or other factors that make it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis;

         o    environmental regulations;

         o the results of regulatory proceedings, including proceedings related to rates;

         o changes in industry capacity, development and other activities by Allegheny's competitors;

         o    changes in the weather and other natural phenomena;

         o changes in the underlying inputs and assumptions, including market conditions, used to estimate the fair values of commodity contracts;

         o changes in laws and regulations applicable to Allegheny, its markets or its activities;

         o    the loss of any significant customers or suppliers;

         o dependence on other electric transmission and gas transportation systems and their constraints or availability;

         o changes in PJM Interconnection, L.L.C., a regional transmission organization ("PJM"), including changes to participant rules and tariffs;

         o the effect of accounting guidance issued periodically by accounting standard-setting bodies; and

         o    the continuing effects of global instability, terrorism and war.

         We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below, as well as the other information appearing in this offering circular and the documents to which you are referred to, including the documents incorporated by reference, before deciding whether to participate in the offer and consent solicitation.

                          RISKS RELATING TO REGULATION

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENTAL REGULATION. COMPLIANCE WITH CURRENT AND FUTURE REGULATORY REQUIREMENTS AND PROCUREMENT OF NECESSARY APPROVALS, PERMITS AND CERTIFICATES MAY RESULT IN SUBSTANTIAL COSTS TO US.

         We are subject to substantial regulation from federal, state and local regulatory agencies. We are required to comply with numerous laws and regulations and to obtain numerous authorizations, permits, approvals and certificates from governmental agencies. These agencies regulate various aspects of our business, including customer rates, service regulations, retail service territories, generation plant operations, sales of securities, asset sales and accounting policies and practices.

         We are also subject to regulation by the SEC under PUHCA, which imposes a number of restrictions on the operations of registered utility holding companies and their subsidiaries. These restrictions include a requirement that, subject to a number of exceptions, the SEC approve in advance securities issuances, financings, acquisitions and dispositions of utility assets, or of securities of utility companies, and acquisitions by utility companies of other businesses. With limited exceptions, PUHCA requires that transactions between affiliated companies in a registered holding company system be performed at cost.

         We cannot predict the impact of any future revision or changes in interpretations of existing regulations or the adoption of new laws and regulations applicable to us. Changes in regulations or the imposition of additional regulations could influence our operating environment and may result in substantial costs to us.

OUR COSTS TO COMPLY WITH ENVIRONMENTAL LAWS ARE SIGNIFICANT, AND THE COST OF COMPLIANCE WITH PRESENT AND FUTURE ENVIRONMENTAL LAWS COULD ADVERSELY AFFECT OUR CASH FLOW AND PROFITABILITY.

         Our operations are subject to extensive federal, state and local environmental statutes, rules and regulations relating to air quality, water quality, waste management, natural resources and site remediation. Compliance with these laws and regulations may require us to expend significant financial resources to, among other things, meet air emission standards, conduct site remediation, perform environmental monitoring, purchase emission allowances, use alternative fuels and modulate operations of our generation facilities in order to reduce emissions. If we fail to comply with applicable environmental laws and regulations, even if we are unable to do so due to factors beyond our control, we may be subject to civil liabilities or criminal penalties and may be required to incur significant expenditures to come into compliance. Alleged violations of environmental laws and regulations may require us to expend significant resources defending ourself against these claims.

         New environmental laws and regulations, or new interpretations of existing laws and regulations, could impose more stringent limitations on our generation operations or require us to incur significant additional costs.

         Applicable standards under the United States Environmental Protection Agency's (the "EPA") New Source Review ("NSR") initiatives remain in flux. Under the Clean Air Act of 1970 (the "Clean Air Act"), modification of our generation facilities in a manner that causes increased emissions could subject our existing facilities to the far more stringent NSR standards applicable to new facilities. The EPA has taken the view that many companies, including many energy producers, have been modifying emissions sources in violation of NSR standards in connection with work believed by the companies to be routine maintenance.

         On May 20, 2004, AE, AE Supply, Monongahela and West Penn received a Notice of Intent to Sue from the Attorneys General of Connecticut, New Jersey and New York and the Pennsylvania Department of Environmental Protection alleging that they made major modifications to some of their coal-fired generation facilities in West Virginia and Pennsylvania in violation of the Prevention of Significant Deterioration provisions of the Clean Air Act. On September 8, 2004, AE, AE Supply, Monongahela and West Penn received a separate Notice of Intent to Sue from the Maryland Attorney General that essentially mirrored the previous Notice.

         AE Supply and Monongahela filed a declaratory judgment action against the Attorneys General of New York, Connecticut and New Jersey in federal district court in West Virginia on January 6, 2005. This action requests that the court declare that AE Supply's and Monongahela's coal-fired power plants in West Virginia and Pennsylvania are in compliance with the Clean Air Act. The Attorneys General have filed a motion to dismiss the declaratory judgment action. If the action is dismissed based upon their motion, the Attorneys General may file an enforcement action against us in federal court in Pennsylvania. It is also possible that the EPA and other state authorities may join in the current declaratory judgment action or, if it is dismissed, a new action filed by the Attorneys General.

         In December 2004, Pennsylvania adopted Renewable Portfolio Standard legislation. The new legislation requires that, by 2020, 18% of the energy used in Pennsylvania be derived from renewable and alternative sources. The new legislation includes a five-year exemption from this requirement for companies, such as the Distribution Companies, that are operating within transition periods under the current regulations governing the transition to market competition in Pennsylvania. The full requirement will apply to those companies when the applicable transition periods end. The legislation also includes a provision that will allow the Pennsylvania Public Utility Commission to modify or eliminate these obligations if alternative energy sources are not reasonably available. Similar legislation has been adopted in Maryland. The Maryland law goes into effect on the later of the termination of the applicable transition period or July 1, 2006.

         In addition, we incur costs to obtain and comply with a variety of environmental permits, licenses, inspections and other approvals. If there is a delay in obtaining any required environmental regulatory approval, or if we fail to obtain, maintain or comply with any required approval, operations at affected facilities could be halted or subjected to additional costs.

SHIFTING STATE AND FEDERAL REGULATORY POLICIES IMPOSE RISKS ON OUR OPERATIONS AND CAPITAL STRUCTURE.

         Our operations are subject to evolving regulatory policies, including initiatives regarding deregulation of the production and sale of electricity and the restructuring of transmission regulation. State or federal regulators may also take regulatory action as a result of the power outages that affected the Northeast and Midwest United States and Canada in August 2003. Any new requirements arising from these actions could lead to increased operating expenses and capital expenditures, the amount of which cannot be predicted at this time.

         The continuation of below-market retail rate caps beyond the original scheduled end of transition periods could have adverse consequences for us. In the absence of a long-term power supply contract with a power generator, the Distribution Companies must purchase their power requirements at negotiated or market prices, whether from AE Supply or an alternative supplier. If retail rates are capped below the prices at which the Distribution Companies can obtain power, the power will be sold at a loss. Legislators, regulators and consumer and other groups have sought to extend retail rate regulation in the states in which the Distribution Companies do business through a variety of mechanisms, including through the extension of the current rate cap regimes, which are set below current market prices. We cannot predict to what extent these efforts will be successful.

         Delays, discontinuations or reversals of electricity market restructurings in the markets in which we operate could have a material adverse effect on our results of operations and financial condition. At a minimum, these types of actions raise uncertainty concerning the continued development of competitive power markets. Given our multi-state operations and asset base, re-regulation of restructured obligations could prove intricate and time-consuming and could lead to complications within our capital structure.

         In addition, as a result of the Federal Energy Regulatory Commission's ("FERC") efforts to implement a long-term rate design for the Midwest and Mid-Atlantic regions, the Distribution Companies may not fully recover their transmission costs and may have costs shifted to them from other transmission owners. Due to capped rates and the timing of state rate cases, the Distribution Companies may not be able to pass through increased transmission costs to these retail customers for some period of time.

                     RISKS RELATED TO OUR SUBSTANTIAL DEBT

COVENANTS CONTAINED IN OUR PRINCIPAL FINANCING AGREEMENTS RESTRICT OUR OPERATING, FINANCING AND INVESTING ACTIVITIES.

         Our principal financing agreements contain restrictive covenants that limit our ability to, among other things:

         o    borrow funds;

         o    incur liens and guarantee debt;

         o    enter into a merger or other change of control transaction;

         o    make investments;

         o    prepay debt;

         o    amend contracts; and

         o    pay dividends and other distributions on our equity securities.

         These agreements limit our ability to implement strategic decisions, including our ability to access capital markets or sell assets without using the proceeds to reduce debt. In addition, we are required to meet certain financial tests under some of our loan agreements, including interest coverage ratios and leverage ratios. Our failure to comply with the covenants contained in its financing agreements could result in an event of default, which could materially and adversely affect its financial condition.

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR ABILITY TO OPERATE SUCCESSFULLY AND MEET CONTRACTUAL OBLIGATIONS.

         We are substantially leveraged. One of our principal challenges is to manage our debt while continuing the long-term process of reducing the amount of our debt. At December 31, 2004, we had $5.0 billion of debt on a consolidated basis (including discontinued operations). Approximately $700 million of that amount represented our obligations, $2.8 billion represented debt of AE Supply and AGC and the remainder constituted debt of one or more of the Distribution Companies.

         Our substantial debt could have important consequences to us. For example, it could:

         o make it more difficult for us to satisfy our obligations under the agreements governing our debt;

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

         o limit our flexibility in planning for, or reacting to, changes in our business, regulatory environment and the industry in which we operate;

         o place us at a competitive disadvantage compared to our competitors that have less debt;

         o    limit our ability to borrow additional funds; and

         o increase our vulnerability to general adverse economic, regulatory and industry conditions.

WE MAY BE UNABLE TO ENGAGE IN DESIRED FINANCING TRANSACTIONS.

         We have substantial debt service obligations for the foreseeable future and may need to engage in refinancing and capital-raising transactions in order to pay interest and retire principal. We also may undertake other types of financing transactions in order to meet our other financial needs and increase its equity ratios. We may be unable to successfully complete financing transactions due to a number of factors, including:

         o our equity ratios, which are below the minimum levels required under our PUHCA financing authorizations;

         o our credit ratings, most of which are currently below investment grade;

         o    our overall financial condition and results of our operations;
              and

         o    volatility in the capital markets.

         We currently anticipate that, in order to repay the principal of our outstanding debt, we may undertake one or more financing alternatives, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or raising additional capital. We can make no assurance that we can complete any of these types of financing transactions on terms satisfactory to us or at all, that any financing transaction would enable us to pay the interest or principal on our debt or meet our other financial needs or that any of these alternatives would be permitted under the terms of the agreements governing our outstanding debt.

OUR CREDIT RATINGS AND TRADING MARKET LIQUIDITY MAY MAKE IT DIFFICULT FOR US TO HEDGE OUR PHYSICAL POWER SUPPLY COMMITMENTS AND RESOURCE REQUIREMENTS.

         While we have made significant progress retiring unnecessary positions in the Western U.S. and other energy markets, our current credit ratings, together with a lack of market liquidity have made it difficult for us to retire a small number of remaining energy market positions. Market liquidity has significantly declined over the past three years. Absent a return to more liquid levels combined with an improvement in our credit ratings, it may not be possible for us to retire these remaining positions.

         Our credit position has also made it difficult for us to hedge our power supply obligations and fuel requirements. In the absence of effective hedges for these purposes, we must satisfy power shortfalls in the spot markets, which are volatile and can be more costly than expected.

         Our risk management, wholesale marketing, fuel procurement and energy trading activities, including our decision to enter into power sales or purchase agreements, rely on models that depend on judgments and assumptions regarding factors such as the future market prices and demand for electricity and other energy-related commodities. Even when our policies and procedures are followed and decisions are made based on these models, our financial position and results of operations may be adversely affected if the judgments and assumptions underlying those models prove to be inaccurate.

                        RISKS RELATING TO OUR OPERATIONS

OUR GENERATION FACILITIES ARE SUBJECT TO UNPLANNED OUTAGES AND SIGNIFICANT MAINTENANCE REQUIREMENTS.

         The operation of power generation facilities involves many risks, including the risk of breakdown or failure of equipment, fuel interruption and performance below expected levels of output or efficiency. If our facilities, or the facilities of other parties upon which we depend, operate below expectations, we may lose revenues, have increased expenses or fail to receive the amount of power for which we have contracted.

         Many of our facilities were originally constructed many years ago. Older equipment, even if maintained in accordance with good engineering practices, may require significant capital expenditures to operate at peak efficiency or availability. If we underestimate required maintenance expenditures or are unable to make required capital expenditures due to liquidity constraints, we risk incurring more frequent unplanned outages, higher than anticipated maintenance expenditures, increased operation at higher cost of some of our less efficient generation facilities and the need to purchase power from third parties to meet our supply obligations.

OUR OPERATING RESULTS ARE SUBJECT TO SEASONAL AND WEATHER FLUCTUATIONS.

         Electrical power generation is generally a seasonal business, and weather patterns can have a material impact on our operating performance. Demand for electricity peaks during the summer and winter months, and market prices typically also peak during these times. During periods of peak demand, the capacity of our generation facilities may be inadequate, which could require it to purchase power at a time when the market price for power is very high. In addition, although the operational costs associated with the Delivery and Services segment are not weather-sensitive, the segment's revenues are subject to seasonal fluctuation. Accordingly, our annual results and liquidity position may depend disproportionately on our performance during the winter and summer.

OUR REVENUES, COSTS AND RESULTS OF OPERATIONS ARE SUBJECT TO OTHER RISKS BEYOND ITS CONTROL, INCLUDING, BUT NOT LIMITED TO, ACCIDENTS, STORMS, NATURAL CATASTROPHES AND TERRORISM.

         Much of the value of our business consists of its portfolio of power generation and T&D assets. Our ability to conduct our operations depends on the integrity of these assets. The cost of repairing damage to our facilities due to storms, natural disasters, wars, terrorist acts and other catastrophic events may exceed reserves or insurance, if any, for repairs, which may adversely impact our results of operations and financial condition. Although we have taken, and will continue to take, reasonable precautions to safeguard these assets, we can make no assurance that our facilities will not face damage or disruptions or that we will have sufficient reserves or insurance to cover the cost of repairs. In addition, in the current geopolitical climate, enhanced concern regarding the risks of terrorism throughout the economy may impact our operations in unpredictable ways. Insurance coverage may not cover costs associated with any of these risks adequately or at all.

THE TERMS OF AE SUPPLY'S POWER SALE AGREEMENTS WITH THE DISTRIBUTION COMPANIES COULD REQUIRE AE SUPPLY TO SELL POWER BELOW ITS COSTS OR PREVAILING MARKET PRICES OR REQUIRE THE DISTRIBUTION COMPANIES TO PURCHASE POWER AT A PRICE ABOVE WHICH THEY CAN SELL POWER.

         In connection with regulations governing the transition to market competition, the Distribution Companies are required to provide electricity at capped rates to retail customers who do not choose an alternate electricity generation supplier or who return to utility service from alternate suppliers. The Distribution Companies satisfy the majority of these obligations by purchasing power from AE Supply under long-term agreements. Those agreements provide for the supply of a significant portion of the Distribution Companies' energy needs at the mandated capped rates and for the supply of a specified remaining portion at rates based on market prices. The amount of energy priced at market rates increases over each contract term. The majority of AE Supply's normal operating capacity is dedicated to these contracts with the Distribution Companies.

         These power supply agreements present risks for both AE Supply and the Distribution Companies. At times, AE Supply may not earn as much as it otherwise could by selling power priced at capped rates to the Distribution Companies instead of into competitive wholesale markets. In addition, AE Supply's obligations under these power supply agreements could exceed its available generation capacity, which may require AE Supply to buy power at prices that are higher than the sale prices in the power supply agreements. Changes in customer switching behavior could also alter AE Supply's obligations under these agreements. Conversely, the Distribution Companies' capped rates may be below current wholesale market prices through the applicable transition periods. As a consequence, the Distribution Companies may at times pay more for power than they can charge retail customers and may be unable to pass the excess costs on to their retail customers.

THE SUPPLY AND PRICE OF FUEL AND EMISSIONS CREDITS MAY IMPACT OUR FINANCIAL RESULTS.

         We are dependent on coal for much of its electric generation capacity. We have coal supply contracts in place that partially mitigate our exposure to negative fluctuations in coal prices. We can make no assurance, however, that the counterparties to these agreements will fulfill their obligations to supply coal. The suppliers under these agreements may experience financial or technical problems that inhibit their ability to fulfill their obligations. In addition, the suppliers under these agreements may not be required to supply coal to us under certain circumstances, such as in the event of a natural disaster. If we are unable to obtain our coal requirements under these contracts, we may be required to purchase our coal at higher prices, which could have a material adverse effect on our financial condition, cash flow and results of operations.

         We estimate that we may purchase sulfur dioxide emission allowances for up to 50,000 tons for 2005 and an average of approximately 100,000 tons per year for 2006 through 2008. Our allowance needs, to a large extent, are affected at any given time by the amount of output produced, and the type of fuel used, by our generation facilities. Fluctuations in the availability or cost of emission allowances could have a material adverse effect on our results of operations, cash flows and financial condition.

WE ARE CURRENTLY INVOLVED IN SIGNIFICANT LITIGATION THAT, IF NOT DECIDED FAVORABLY TO US, COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS, CASH FLOWS AND FINANCIAL CONDITION.

         We are currently involved in a number of lawsuits, including lawsuits relating to breach of contract and its involvement in the energy trading business. We intend to vigorously pursue these matters, but the results of these lawsuits cannot be determined. Adverse outcomes in these lawsuits could require us to make significant expenditures and could have a material adverse effect on our results of operations, cash flows and financial condition.

THE DISTRIBUTION COMPANIES AND OTHER AE SUBSIDIARIES ARE AND MAY BECOME SUBJECT TO LEGAL CLAIMS ARISING FROM THE PRESENCE OF ASBESTOS OR OTHER REGULATED SUBSTANCES AT SOME OF THEIR FACILITIES.

         The Distribution Companies have been named as defendants in pending asbestos litigation involving multiple plaintiffs and multiple defendants. In addition, asbestos and other regulated substances are, and may continue to be, present at our owned facilities where suitable alternative materials are not available. Our management believes that any remaining asbestos at our owned facilities is contained. The continued presence of asbestos and other regulated substances at our owned facilities, however, could result in additional actions being brought against us.

WE MAY BE REQUIRED TO MAKE SIGNIFICANT CONTRIBUTIONS TO SATISFY UNDERFUNDED PENSION LIABILITIES.

         Our underfunded pension liabilities have increased in recent periods due to declining interest rates and financial market performance and because of the implementation of early retirement initiatives to reduce headcount. We made a total contribution to pension plans during 2004 of $27.7 million, including $0.3 million to the Supplemental Executive Retirement Plan. Minimum required funding contributions are anticipated to increase beyond 2004. However, these anticipated mandatory contributions will change in the future if our assumptions regarding prevailing interest rates change, if actual investments under-perform or out-perform expectations or if actuarial assumptions or asset valuation methods change.

         We also contributed $28.1 million to our postretirement benefits other than pensions in 2004. These costs may increase in 2005.

CHANGES IN PJM MARKET POLICIES AND RULES MAY IMPACT OUR FINANCIAL RESULTS.

         Substantially all of our generation assets and power supply obligations are located within the PJM market. Any changes in PJM policies or market rules, including changes that are currently under consideration by FERC, could adversely affect our financial results.

ENERGY COMPANIES ARE SUBJECT TO ADVERSE PUBLICITY, WHICH MAY MAKE US VULNERABLE TO NEGATIVE REGULATORY AND LITIGATION OUTCOMES.

         The energy sector has been the subject of highly-publicized allegations of misconduct. Negative publicity of this nature may make legislatures, regulatory authorities and tribunals less likely to view energy companies favorably, which could cause them to make decisions or take actions that are adverse to us. Power outages, such as those that affected the Northeast and Midwest United States and Canada in August 2003, could exacerbate negative sentiment regarding the energy industry.

WE ARE DEPENDENT ON ITS ABILITY TO SUCCESSFULLY ACCESS CAPITAL MARKETS. AN INABILITY TO ACCESS CAPITAL MAY ADVERSELY AFFECT OUR BUSINESS.

         We rely on access to the capital markets as a source of liquidity and to satisfy any of its capital requirements that are not met by the cash flow from its operations. Capital market disruptions, or a downgrade in our credit ratings, could increase our cost of borrowing or could adversely affect our ability to access one or more financial markets. Disruptions to the capital markets could include, but are not limited to:

         o    a recession or an economic slowdown;

         o the bankruptcy of one or more energy companies or highly-leveraged companies;

         o    significant increases in the prices for oil or other fuel;

         o    a terrorist attack or threatened attacks;

         o    a significant transmission failure; or

         o    changes in technology.

               RISKS RELATING TO INTERNAL CONTROLS AND PROCEDURES
                          AND OPERATIONAL ENHANCEMENTS

OUR INTERNAL CONTROLS AND PROCEDURES HAVE BEEN SUBSTANTIALLY DEFICIENT, AND WE CONTINUE TO EXPEND SIGNIFICANT RESOURCES TO IMPROVE INTERNAL CONTROLS AND PROCEDURES.

         In August 2002, our independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"), advised us that it considered AE's and its subsidiaries' internal controls to have material weaknesses. The term "material weakness" refers to an organization's internal control deficiency in which the design or operation of a component of internal control does not reduce to a relatively low level the risk that a material misstatement may be contained in the organization's financial statements. In March 2004, PwC advised AE's Audit Committee that although management had made significant progress in addressing the specific control weaknesses previously identified, not all of these deficiencies had been remedied and certain internal control weaknesses remained. In September 2004, PwC advised AE's Audit Committee that certain material weaknesses remained and required remediation. As of December 31, 2004, these material weaknesses have been remediated, although some deficiencies remain. We intend to expend additional resources to further improve our internal controls.

REFOCUSING OUR BUSINESS SUBJECTS US TO RISKS AND UNCERTAINTIES.

         Since late 2002, we have been reassessing the business environment, our position within the energy industry and our relative strengths and weaknesses. As a result of this reassessment, we have implemented significant changes to our operations as part of our overall strategy to function as an integrated utility company, to the extent practicable and permissible under relevant regulatory constraints. For example, we have reduced the size of our workforce and made substantial changes to senior management. Additional changes to our business will be considered as management seeks to strengthen financial and operational performance. These changes may be disruptive to our established organizational culture and systems. In addition, consideration and planning of strategic changes diverts management attention and other resources from day to day operations.

WE MAY ENGAGE IN SALES OF ASSETS AND BUSINESSES; HOWEVER, MARKET CONDITIONS AND OTHER FACTORS MAY HINDER THIS STRATEGY.

         We may continue to sell non-core assets. Sales prices for energy assets and businesses could fluctuate due to prevailing conditions. Asset sales under poor market conditions could result in substantial losses. Buyers also may find it difficult to obtain financing to purchase these assets. As part of any asset sale, we face challenges associated with valuing the assets correctly and limiting our environmental or other retained liabilities. These transactions also may divert management attention and other resources from day to day operations.

         Several factors specific to us could make asset sales particularly challenging. We and potential purchasers are subject to regulatory approvals, which can impose delays and structuring complications on asset sale transactions. Potential buyers may be reluctant to enter into agreements to purchase assets from us if they believe that required consents and approvals will result in significant delays or uncertainties in the transaction process.

WE MAY FAIL TO REALIZE THE BENEFITS THAT WE EXPECT FROM OUR COST-SAVINGS INITIATIVES.

         We have undertaken and expect to continue to undertake cost-savings initiatives. However, we can make no assurance that we will realize on-going cost savings or any other benefits from these initiatives. Even if we realize the benefits of our cost savings initiatives, any cash savings that we achieve may be offset by other costs, such as environmental compliance costs and higher fuel, operating and maintenance costs, or could be passed on to customers through revised rates. Staff reductions may reduce our workforce below the level needed to effectively manage our business and service our customers. Our failure to realize the anticipated benefits of our cost-savings initiatives could have a material adverse effect on our business, results of operations and financial condition.

                       RISKS RELATING TO OUR COMMON STOCK

OUR STOCK PRICE MAY BE VOLATILE.

         In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. Our market price may fluctuate based on a number of factors, including:

         o    our operating performance and the performance of other utilities;

         o news announcements relating to us, our industry or our competitors;

         o changes in earnings estimates or recommendations by research analysts;

         o    changes in general economic conditions;

         o the number of shares to be publicly traded after this offer and consent solicitation;

         o dilution caused by the future exercise of securities convertible into shares of our Common Stock;

         o    actions of our current stockholders; and

         o    other developments affecting us, our industry or our competitors.

FUTURE SALES OF COMMON STOCK MAY AFFECT THE MARKET PRICE OF OUR COMMON STOCK.

         We cannot predict what effect, if any, future sales of our Common Stock, or the availability of Common Stock for future sale, will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock in the public market following any public offering, or the perception that such sales could occur, could adversely affect the market price of our Common Stock and may make it more difficult for you to sell your Common Stock at a time and price which you deem appropriate.

         RISKS ASSOCIATED WITH NOT CONVERTING THE PREFERRED SECURITIES INTO COMMON STOCK PURSUANT TO THE OFFER AND CONSENT SOLICITATION

DEPENDING UPON THE NUMBER OF HOLDERS THAT CONVERT THEIR PREFERRED SECURITIES INTO COMMON STOCK, THERE MAY BE AN EVEN MORE ILLIQUID TRADING MARKET IN WHICH TO SELL YOUR PREFERRED SECURITIES AFTER THE OFFER AND CONSENT SOLICITATION ENDS AND THE TRADING PRICES OF PREFERRED SECURITIES THAT REMAIN OUTSTANDING WILL BE DIRECTLY AFFECTED BY THE TRADING PRICES OF OUR COMMON STOCK.

         Although we believe that there is currently a limited secondary market for the Preferred Securities, this may stop at any time, especially after the consummation of the offer and consent solicitation. As many holders of our Preferred Securities may elect to convert their Preferred Securities into Common Stock, there may be very few Preferred Securities outstanding after the offer and consent solicitation and, therefore, very little interest in trading our Preferred Securities. Holders of our Preferred Securities may not be able to sell their Preferred Securities at favorable prices, if at all, should they decide to do so after the consummation of the offer and consent solicitation. In addition, the trading prices of the Preferred Securities in the secondary market are directly affected by the trading prices of our Common Stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our Common Stock or interest rates will rise or fall. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the underlying Common Stock. Any such arbitrage could, in turn, affect the trading prices of the Preferred Securities that remain outstanding after the offer and consent solicitation.

IF THE HOLDERS OF A MAJORITY OF OUR PREFERRED SECURITIES ACCEPT THE OFFER AND CONSENT SOLICITATION, THEN HOLDERS OF PREFERRED SECURITIES WHO DO NOT TENDER WILL LOSE THE COVENANT PROTECTIONS, CERTAIN PROTECTIVE PROVISIONS AND OTHER BENEFITS THAT ARE CURRENTLY AFFORDED BY THE INDENTURE.

         Holders who tender their Preferred Securities will be consenting to an amendment to the Indenture to eliminate substantially all of the restrictive covenants from the Indenture. If the Requisite Percentage of holders tender their Preferred Securities in the offer and consent solicitation, remaining holders of the Preferred Securities will lose substantially all of the covenant protections currently afforded by the Indenture, even though they did not tender their Preferred Securities in the offer and consent solicitation. In addition, if at any time prior to June 15, 2006 the aggregate principal amount of the 11 7/8% Notes is less than $25 million, including as a result of this offer and consent solicitation, Allegheny may redeem all, but not less than all, of the remaining 11 7/8% Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium and accrued and unpaid interest and special interest, if any, to the date of redemption. The proceeds from this optional redemption would be applied by the Institutional Trustee to redeem Preferred Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes redeemed by Allegheny.

                                USE OF PROCEEDS

         Neither the Trust nor Allegheny will receive any cash proceeds from the offer and consent solicitation. Preferred Securities validly tendered and converted into shares of Common Stock pursuant to the offer and consent solicitation will be retired and cancelled. In addition, neither Allegheny nor the Trust will receive any cash proceeds from the tender of the 11 7/8% Notes or exercise of the attached Warrants.

                       THE OFFER AND CONSENT SOLICITATION

IMPORTANT INFORMATION REGARDING THE OFFER AND CONSENT SOLICITATION

         The issuance of Common Stock upon conversion of the Preferred Securities is exempt from registration pursuant to Section 3(a)(9) of the Securities Act.

         Allegheny will not pay fees or commissions to any broker, dealer, or other person for soliciting tenders of Preferred Securities pursuant to the offer and consent solicitation.

         Neither the Allegheny nor the Trust is aware of any jurisdiction where the making of the offer and consent solicitation is not in compliance with applicable law. If Allegheny or the Trust become aware of any jurisdiction where the making of the offer and consent solicitation is not in compliance with any valid applicable law, Allegheny and the Trust will make a good faith effort to comply with such law. If, after such good faith effort, Allegheny and the Trust cannot comply with such law, the offer and consent solicitation will not be made to (nor will tenders be accepted from or on behalf of) the holders of Preferred Securities residing in such jurisdiction.

         You should rely only on the information included or incorporated by reference in this offering circular. Allegheny and the Trust have not authorized anyone to provide you with different information. You should not assume that the information in this offer and consent solicitation or any supplement is accurate as of any date other than the date on the cover of the document. By tendering your Preferred Securities for conversion, you represent that you are basing your decision solely on this offer and consent solicitation and your own examination of Allegheny and the Trust and the terms of the proposed conversion, including the merits and risks involved. The contents of this offer and consent solicitation should not be construed as legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor as to such matters.

DETERMINATION OF CONVERSION AMOUNT

         Allegheny and the Trust have structured the offer and consent solicitation to give holders of the Preferred Securities the opportunity to receive a Conversion Amount in return for their agreement to convert their Preferred Securities and consent to the Proposed Amendments. Allegheny believes that it will be more advantageous to holders of the Preferred Securities to agree to accept the offer and consent solicitation than to retain their Preferred Securities or the rights such holders would possess if they refrained from tendering in the offer and consent solicitation (or if Allegheny and the Trust elected not to make the offer and consent solicitation).

         Non-tendering holders will continue to own their Preferred Securities. Holders that convert Preferred Securities into Common Stock after the Expiration Date will not receive the Conversion Amount upon the conversion of such Preferred Securities. In addition, if the Requisite Percentage of holders tender their Preferred Securities in the offer and consent solicitation, remaining holders of the Preferred Securities will lose substantially all of the covenant protections currently afforded by the Indenture, even though they did not tender their Preferred Securities in the offer and consent solicitation.

BACKGROUND OF AND REASONS FOR THE OFFER AND CONSENT SOLICITATION

         Allegheny's board of directors has unanimously approved the offer and consent solicitation. In making its determination, the board of directors considered a number of factors, including the following:

o        Amount of payments

                  Allegheny's board of directors believes that the Conversion Amount offers holders of the Preferred Securities an amount of money that is more advantageous than the benefits a holder would possess if it refrained from tendering Preferred Securities in the offer and consent solicitation (or if Allegheny and the Trust elected not to make the offer and consent solicitation).

o        Benefits to Allegheny

                  The board of directors believes completion of the offer and consent solicitation will enhance Allegheny's financial position by reducing the amount of long term indebtedness and increasing equity. In addition, the completion of the offer and consent solicitation will increase Allegheny's flexibility to enter into certain transactions by eliminating substantially all of the restrictive covenants currently found in the Indenture that significantly hamper Allegheny's ability to enhance its business.

o        Lack of impact on existing holders of Common Stock

                  Allegheny's board of directors believes that its existing stockholders will benefit from the early conversion of the Preferred Securities. Allegheny's board of directors also believes that the benefits of early conversion of the Preferred Securities outweigh the dilution to the existing stockholders. Even if the offer and consent solicitation does not occur, existing stockholders may still experience dilution because the Warrants are mandatorily exercisable if the Common Stock price equals or exceeds $15 per share over a specified averaging period occurring after June 15, 2006. Upon the occurrence of such an event, all outstanding Preferred Securities would be automatically converted into Common Stock. In addition, as a result of certain redemption provisions, existing stockholders may still experience dilution as holders of Preferred Securities may decide to convert their Preferred Securities into Common Stock rather than have their Preferred Securities be redeemed by Allegheny. Allegheny has the option to redeem all or a portion of the 11 7/8% Notes on or after June 15, 2006 at the optional redemption price (this price initially being 105.9375% and declining to 102.96875% on or after June 15, 2007, plus, in each case, accrued and unpaid interest and special interest, if any, to the redemption date). Moreover, if at any time prior to June 15, 2006 the aggregate principal amount of the 11 7/8% Notes is less than $25 million, including as a result of this offer and consent solicitation, Allegheny has the option of redeeming all, but not less than all, of the remaining 11 7/8% Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, accrued and unpaid interest and special interest, if any, to the date of redemption. If Allegheny chooses any optional redemption, the proceeds would be applied by the Institutional Trustee to redeem Preferred Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes to be redeemed by Allegheny.

                  The board of directors also considered current and historical trading prices of the Common Stock, and information provided by management concerning Allegheny's business, financial condition, results of operations, current business strategy, future business prospects, and material risk exposures.

                  In approving the offer and consent solicitation, the board of directors weighed the costs and risks, including the transaction costs associated with the offer, the risk of not completing the offer and consent solicitation, and the potential adverse impact of the offer on the trading market for the Common Stock and any untendered Preferred Securities. However, the board of directors determined that the benefits of the offer and consent solicitation outweighed these costs and risks.

         Allegheny's board of directors has also approved the offer and consent solicitation for the following reasons:

o        Lack of coercion

         The board of directors noted that holders are completely free to accept or reject the offer and consent solicitation in their sole discretion. If holders do not accept the offer and consent solicitation, they will retain their Preferred Securities and will continue to have the ability to convert their Preferred Securities, prior to maturity, into the same number of shares of Common Stock being offered hereby, but without the Conversion Amount. Accordingly, the conversion rights held by holders will not be forfeited or diminished if a holder does not tender. Apart from reduced liquidity in the market for the Preferred Securities following consummation of the offer and consent solicitation and the loss of substantially all of the covenant protections in the Indenture if the offer and consent solicitation is successful, the board of directors is unaware of any potential adverse effect of the offer on holders who decline to tender.

o        Sophistication of holders

     The board of directors believes that all or a substantial portion of the Preferred Securities are held by sophisticated investors who are fully capable of making an informed decision with respect to the offer and consent solicitation.


OTHER

         The foregoing discussion is not intended to be exhaustive. It is intended to address the principal factors upon which the board of directors based the offer and consent solicitation. In approving the offer and consent solicitation, Allegheny's board of directors considered all factors as a whole and did not assign specific weight to specific factors.

         The offer and consent solicitation does not require the approval of the holders or Allegheny's stockholders, and, given the voluntary nature of the offer and consent solicitation, Allegheny does not believe any such approvals are necessary or appropriate.

         The board of directors has decided that Allegheny and the Trust should make the offer and consent solicitation at this time for the reasons addressed above under "Background of and Reasons for the Offer and Consent Solicitation." The market risks that holders who tender their Preferred Securities for conversion pursuant to the offer and consent solicitation may experience may differ from the market risks that holders who do not tender and are subject to mandatory conversion or optional redemption may experience. Holders should be cognizant that the Warrants are mandatorily exercisable if the Common Stock price equals or exceeds $15 per share over a specified averaging period after June 15, 2006. Upon the occurrence of such an event, all outstanding Preferred Securities would be automatically converted into Common Stock. Additionally, Allegheny has the option to redeem all or a portion of the 11 7/8% Notes on or after June 15, 2006 at the optional redemption price (this price initially being 105.9375% and declining to 102.96875% on or after June 15, 2007, plus, in each case, accrued and unpaid interest and special interest, if any, to the redemption date). In addition, if prior to June 15, 2006 the aggregate principal amount of the 11 7/8% Notes is less than $25 million, Allegheny has the option to redeem all, but not less than all, of the remaining 11 7/8% Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium, accrued and unpaid interest and special interest, if any, to the date of redemption. The proceeds from any optional redemption would be applied by the Institutional Trustee to redeem Preferred Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the 11 7/8% Notes redeemed by Allegheny. Holders must make their own independent assessment of these market risks.

         NEITHER ALLEGHENY, THE TRUST NOR ALLEGHENY'S BOARD OF DIRECTORS NOR ANY OF ALLEGHENY'S ADVISORS OR AGENTS, ARE MAKING ANY RECOMMENDATION REGARDING WHETHER OR NOT YOU SHOULD TENDER PREFERRED SECURITIES IN THE OFFER AND CONSENT SOLICITATION. ACCORDINGLY, YOU MUST MAKE YOUR OWN INDEPENDENT DETERMINATION AS TO WHETHER OR NOT YOU WISH TO TENDER YOUR PREFERRED SECURITIES AT THIS TIME.

TERMS OF THE OFFER AND CONSENT SOLICITATION

         Allegheny is offering holders of the Preferred Securities the right to receive a Conversion Amount equal to $160.00 in cash which represents (i) the remaining regularly scheduled distributions from March 15, 2005 through June 15, 2006 (the first date on which Allegheny may redeem any or all of the 11 7/8% Notes irrespective of the aggregate principal amount of 11 7/8% Notes outstanding, and the date that the Preferred Securities become subject to the mandatory conversion provisions of the Declaration of Trust), (ii) an incentive amount and (iii) a consent payment, if holders tender their Preferred Securities for conversion into Common Stock during the Special Conversion Period. Allegheny and the Trust are also soliciting consents from the holders of Preferred Securities. If you tender your Preferred Securities, you will be deemed to have consented to the Proposed Amendments described herein to the Indenture. The amendment to the Indenture will remove substantially all of the restrictive covenants contained in the Indenture, including the covenant restricting the amount of indebtedness that Allegheny may incur.

         The offer and consent solicitation will expire at 12:00 midnight, New York City time, on April 20, 2005, or at such other time if this date is extended or terminated by Allegheny and the Trust.

         If you elect to tender your Preferred Securities for conversion into Common Stock during the Special Conversion Period, for each $1,000 in Liquidation Amount of Preferred Securities tendered, you will receive:

                  o 83.33 shares of Common Stock, subject to any applicable anti-dilution adjustments, plus

                  o an amount in cash equal to $160.00, which represents (i) the remaining regularly scheduled distributions from March 15, 2005 through June 15, 2006 (the first date on which Allegheny may redeem any or all of the 11 7/8% Notes irrespective of the aggregate principal amount of 11 7/8% Notes outstanding, and the date that the Preferred Securities become subject to the mandatory conversion provisions of the Declaration of Trust), (ii) an incentive amount and (iii) a consent payment (collectively, the Conversion Amount).

         The issuance of Common Stock upon conversion of the Preferred Securities is exempt from registration pursuant to Section 3(a)(9) of the Securities Act. Your ability to transfer the Common Stock that you will receive upon conversion of the Preferred Stock will initially be restricted. Pursuant to the Registration Rights Agreement, Allegheny has agreed to file a registration statement with respect to the Preferred Securities and the underlying Common Stock on or prior to March 31, 2005. Allegheny intends to file an amendment to this registration statement promptly following the consummation of the offer and consent solicitation to reflect the results of the offer and to add certain information about the tendering holders. Following the effectiveness of this registration statement, the Common Stock issued pursuant to the offer and consent solicitation may be sold pursuant to this registration statement. Prior to the effectiveness of this registration statement, holders of the Common Stock may also be able to sell the Common Stock pursuant to Rule 144 under the Securities Act. In addition, on July 24, 2005, the restricted Common Stock may be eligible for resale pursuant to Rule 144(k) under the Securities Act.

         If you do not convert your Preferred Securities into Common Stock during the Special Conversion Period, you will continue to hold your Preferred Securities. Holders that convert Preferred Securities into Common Stock after the Expiration Date will not receive the Conversion Amount upon the conversion of such Preferred Securities. In addition, if the Requisite Percentage of holders tender their Preferred Securities in the offer and consent solicitation, remaining holders of the Preferred Securities will lose substantially all of the covenant protections currently afforded by the Indenture, even though they did not tender their Preferred Securities in the offer and consent solicitation.

         The offer and consent solicitation is being made on the terms and subject to the conditions set forth in this offering circular and in the accompanying Consent and Letter of Transmittal. If the offer and consent solicitation is withdrawn or otherwise not completed, Allegheny and the Trust will return the Preferred Securities that have been tendered for conversion to you, without expense to you.

         Allegheny will issue the shares of Common Stock and the Conversion Amount in payment for Preferred Securities converted in the offer and consent solicitation promptly following the date that Preferred Securities are accepted by Allegheny and the Trust for conversion. Allegheny expects to issue such shares of Common Stock and pay the Conversion Amount promptly after the Expiration Date. On the Expiration Date, the Conversion Agent will tender to Allegheny an aggregate principal amount of 11 7/8% Notes equal to the aggregate Liquidation Amount of Preferred Securities tendered for conversion in the offer and consent solicitation. The Conversion Agent will also exercise the Warrants attached to the tendered 11 7/8% Notes for shares of Common Stock and will thereafter distribute the Common Stock to tendering holders in satisfaction of the shares of Common Stock such holders are entitled to received for conversion of their Preferred Securities. The tendered Preferred Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled.

         Subject to your right to withdraw your Preferred Securities tendered for conversion, Allegheny and the Trust can amend the terms of the offer and consent solicitation in their sole discretion and any amendment will apply to the Preferred Securities tendered for conversion in the offer and consent solicitation. In addition, Allegheny and the Trust can waive any condition to the offer and consent solicitation in their sole discretion and accept any Preferred Securities tendered for conversion. Furthermore, Allegheny and the Trust reserve the right at any time to terminate the offer and consent solicitation in their sole discretion and not accept for conversion any Preferred Securities tendered for conversion pursuant to the offer and consent solicitation for any of the reasons set forth below under "Conditions to the Offer and Consent Solicitation."

         Allegheny and the Trust shall be deemed to have accepted validly tendered Preferred Securities when, as and if Allegheny and the Trust have given oral or written notice to the Conversion Agent. The Conversion Agent will act as agent for the holders of Preferred Securities and for the purpose of receiving the Common Stock and Conversion Amount consideration from Allegheny. In order for Allegheny and the Trust to validly accept tendered Preferred Securities, a tendering holder must also have properly completed and submitted the Notice of Conversion.

         If any tendered Preferred Securities are not accepted for payment because of an invalid tender, the occurrence of other events set forth in this offering circular or otherwise, all unaccepted Preferred Securities will be returned, without expense, to the tendering holder promptly after the applicable Expiration Date. Allegheny and the Trust may undertake a subsequent tender for conversion, or refinancing of, any Preferred Securities that continue to remain outstanding after the offer and consent solicitation. No assurance can be given that any such refinancing or additional tender for such Preferred Securities will be undertaken or, if undertaken, will be on the same terms as the terms of the offer and consent solicitation.

         The expiration date of the offer and consent solicitation will be April 20, 2005, at 12:00 midnight, New York City time, or at such other time if this date is extended or terminated by the Trust and Allegheny. In that case, the applicable Expiration Date will be the latest date and time to which the offer and consent solicitation has been extended. During any extension of the offer and consent solicitation, the Preferred Securities that were previously tendered for conversion and not withdrawn will remain subject to the offer and consent solicitation.

         Allegheny and the Trust reserve the right, in their sole discretion:

o    to extend the Expiration Date of the offer and consent solicitation;

o to waive any condition to an offer and consent solicitation set forth below under "Conditions to the Offer and Consent Solicitation "and accept any Preferred Securities tendered for conversion;

o to terminate the offer and consent solicitation, if any of the conditions set forth below under "Conditions to the Offer and Consent Solicitation" have not been satisfied or waived prior to 12:00 midnight, New York City time, on the Expiration Date; and

o    to amend the terms of the offer and consent solicitation in any manner.

         If Allegheny and the Trust extend, terminate or amend the offer and consent solicitation, Allegheny and the Trust will notify the Conversion Agent orally, followed by a written notice and will issue a press release or other public announcement regarding the extension, termination or amendment. The press release or other public announcement of an extension will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Any amendment to the offer and consent solicitation will apply to all Preferred Securities tendered in the offer and consent solicitation. If the offer and consent solicitation is amended in a manner determined by Allegheny and the Trust to constitute a material change, Allegheny and the Trust will promptly disclose this amendment by means of a public announcement or a supplement to this offering circular that will be distributed to the holders of the Preferred Securities and, if required by law, the offer and consent solicitation will be extended.

CONDITIONS TO THE OFFER AND CONSENT SOLICITATION

         The completion of the offer and consent solicitation is contingent upon:

o the absence of any determination that the offer and consent solicitation violates any law or interpretation of the SEC staff;

o the absence of any pending or threatened proceeding that materially impairs the Trust's or Allegheny's ability to complete the offer and consent solicitation;

o the absence of any material adverse development in any existing legal proceeding involving the Trust or Allegheny or any of Allegheny's subsidiaries;

o the absence of any material adverse change in the trading price of the Common Stock in any major securities or financial market, or in the United States trading markets generally;

o holders of at least a Majority in Liquidation Amount of the Preferred Securities validly tendering and not withdrawing their Preferred Securities at any time prior to the Expiration Date;

o the absence of any material adverse change or any development involving a prospective change in Allegheny's business, financial condition or operations; and

o the approval of the lenders as required under Allegheny's credit agreement, dated as of March 8, 2004, as amended, to amend or waive certain provisions, including the covenants relating to the prepayment of debt and restricted payments, thereunder.

         If any of these conditions are not satisfied or waived by Allegheny and the Trust, Allegheny and the Trust will not be obligated to accept for conversion any Preferred Securities properly tendered for conversion pursuant to the offer and consent solicitation.

FRACTIONAL SHARES

         In lieu of issuing fractional shares of Common Stock, Allegheny will pay to holders of Preferred Securities that have been converted in the offer and consent solicitation who otherwise would have been entitled to a fractional share of Common Stock, an amount in cash equal to the product of such fraction and the average of the closing prices of the Common Stock, as reported by the NYSE, for the five trading days ending on the last trading day before the Expiration Date. Allegheny will make available to the Conversion Agent the cash necessary to make any payments for fractional shares. Allegheny expects the amount of cash required to be nominal.

WAIVER AND NONACCEPTANCE OF TENDERS AND CONSENTS

         Allegheny and the Trust reserve the absolute and unconditional right to waive any defects or irregularities in the tender of Preferred Securities or delivery of consents. If any Preferred Securities are not accepted for conversion for any reason, those Preferred Securities will be returned without expense to the tendering holder promptly after the expiration or termination of the offer and consent solicitation.

PROCEDURES FOR TENDERING PREFERRED SECURITIES AND DELIVERING CONSENTS

         Upon the terms and subject to the conditions of the offer and consent solicitation and applicable law, Allegheny and the Trust will convert all Preferred Securities validly tendered and not withdrawn under the offer that are accompanied by consents validly delivered and not revoked under the offer and consent solicitation, all on or before the Expiration Date.

         The conversion of Preferred Securities will be made by the deposit by Allegheny of the offer consideration, consisting of shares of Common Stock and the Conversion Amount, with the Conversion Agent as soon as practicable after the Expiration Date so that the offer consideration may be paid to you promptly after the Expiration Date. The Conversion Agent will act as agent for you for the purpose of issuing the offer consideration for the Preferred Securities and consents to the Proposed Amendments, as well as issuing certificated shares of Common Stock. Under no circumstances will interest on the offer consideration be paid by Allegheny due to any delay on behalf of the Conversion Agent.

         Allegheny and the Trust expressly reserve the right, in their sole discretion, to delay acceptance for conversion of, or the conversion of, Preferred Securities to comply, in whole or in part, with any applicable law. See "Conditions to the Offer and Consent Solicitation."

         In all cases, early conversion by the Conversion Agent of Preferred Securities accepted for conversion under the offer and consent solicitation will be made only after timely receipt by the Conversion Agent of:

o certificates representing your Preferred Securities or timely confirmation of a book-entry transfer of your Preferred Securities into the Conversion Agent's account at DTC;

o a properly completed and duly executed Consent and Letter of Transmittal, or a manually signed facsimile thereof or, in the case of a book-entry transfer, a properly transmitted "agent's message" (as described below);

o    the Notice of Conversion; and

o    any other documents required by the Consent and Letter of Transmittal.

         On the Expiration Date, the Conversion Agent will tender to Allegheny an aggregate principal amount of 11 7/8% Notes equal to the aggregate Liquidation Amount of Preferred Securities. The Conversion Agent will also exercise the Warrants attached to the tendered 11 7/8% Notes for shares of Common Stock and will thereafter distribute the Common Stock to the holders in satisfaction of the shares of Common Stock such holders are entitled to received for conversion of their Preferred Securities. The tendered Preferred Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled.

         For purposes of the offer and consent solicitation, validly tendered Preferred Securities, or defectively tendered Preferred Securities for which Allegheny and the Trust have waived that defect, will be deemed to have been accepted for tender by Allegheny and the Trust if, as and when Allegheny and the Trust give oral or written notice thereof to the Conversion Agent. Consents to the Proposed Amendments will be deemed to have been accepted by Allegheny and the Trust if, as and when the Supplemental Indenture is executed.

         If the offer and consent solicitation is terminated or withdrawn, or the Preferred Securities are not accepted for tender, no offer consideration will be paid or payable. If any tendered Preferred Securities are not converted under the offer and consent solicitation for any reason, or certificates are submitted evidencing more Preferred Securities than are tendered, those Preferred Securities not converted will be returned without expense, to you, or, in the case of Preferred Securities tendered by book-entry transfer, those Preferred Securities will be credited to the account maintained at DTC from which those Preferred Securities were delivered, unless otherwise requested by you under the "Special Issuance Instructions" heading in the Consent and Letter of Transmittal, promptly after the Expiration Date.

         To receive the offer consideration you must tender your Preferred Securities and deliver your Notice of Conversion under the offer and consent solicitation on or before the Expiration Date. By tendering your Preferred Securities, you will automatically be delivering your consent to the Proposed Amendments with respect to those Preferred Securities.

         The method of delivery of Preferred Securities and Consents and Letters of Transmittal, any required signature guarantees and all other required documents, including delivery through DTC and any acceptance of any agent's message transmitted through DTC's Automated Tender Offer Program ("ATOP"), is at your election and risk. Except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Conversion Agent. If delivery is by mail, Allegheny and the Trust suggest that you use properly insured registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date.

         If you have any questions or need help in tendering your Preferred Securities, please call the Information Agent whose address and phone number can be found elsewhere in this offering circular under the section titled "Information Agent."

TENDERS OF PREFERRED SECURITIES AND DELIVERY OF CONSENTS

         Your tender of Preferred Securities, and the subsequent acceptance by Allegheny and the Trust, by one of the procedures set out below will constitute a binding agreement with Allegheny and the Trust in accordance with the terms and subject to the conditions set forth in this offering circular and offer and consent solicitation, in the Consent and Letter of Transmittal and, if applicable, in the notice of guaranteed delivery.

NOTICE OF CONVERSION

         To validly tender your Preferred Securities, you must properly execute and deliver a completed Notice of Conversion to the Conversion Agent no later than 12:00 midnight, New York City time, on the Expiration Date. The Notice of Conversion is required in order for the Conversion Agent to properly accept the Preferred Securities being tendered and to subsequently convert the Preferred Securities into Common Stock. The Notice of Conversion will allow you to provide the Conversion Agent with information such as to who the shares of Common Stock should be issued and where such shares of Common Stock should be delivered. In addition, the Notice of Conversion will provide specific information with respect to tendering holders in order for Allegheny to register the Common Stock issued pursuant to the offer and consent solicitation for resale. Signatures on the Notice of Conversion must be guaranteed by an "eligible guarantor institution" meeting the requirements of the security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program or such other "signature guarantee program" as may be determined by the security registrar in addition to, or in substitution for, the Security Transfer Agent Medallion Program, all in accordance with the Exchange Act.

TENDERS OF PREFERRED SECURITIES HELD IN PHYSICAL FORM

         To tender effectively Preferred Securities held in physical form and deliver the related consents:

o you must complete and duly execute a Consent and Letter of Transmittal and any other documents required by the Consent and Letter of Transmittal, and the Consent and Letter of Transmittal and other required documents must be received by the Conversion Agent at its address set out elsewhere in this offering circular on or before the Expiration Date; and

o you must ensure that certificates representing those Preferred Securities are received by the Conversion Agent at that address on or before the Expiration Date.

         Consents and Letters of Transmittal and Preferred Securities should be sent only to the Conversion Agent and should not be sent to Allegheny or the Trust. If your Preferred Securities are registered in the name of a person other than the signatory to the Consent and Letter of Transmittal, then, to tender those Preferred Securities under the offer and consent solicitation, the Preferred Securities must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as that name appears on the Preferred Securities, with the signature on the Preferred Securities or instruments of transfer guaranteed as provided below. If these procedures are followed by a beneficial owner tendering Preferred Securities on or before the Expiration Date, the registered holder of these Preferred Securities must sign a valid proxy because only registered holders may tender Preferred Securities and deliver consents.

TENDER OF PREFERRED SECURITIES HELD THROUGH A CUSTODIAN

         If your Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and if you wish to tender Preferred Securities and deliver a Consent and Letter of Transmittal, you should contact that registered holder promptly and instruct him, her or it to tender Preferred Securities and deliver a Consent and Letter of Transmittal on your behalf. A letter of instructions is enclosed in the solicitation materials provided along with this offering circular which may be used by you in this process to instruct the registered holder to tender Preferred Securities and deliver consents. If you wish to tender those Preferred Securities and deliver consents yourself, you must, prior to completing and executing the Consent and Letter of Transmittal and delivering those Preferred Securities, either make appropriate arrangements to register ownership of the Preferred Securities in your name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time. In connection with the submission of the Consent and Letter of Transmittal, you must also properly execute and deliver the Notice of Conversion to the Conversion Agent no later than 12:00 midnight, New York City time, on the Expiration Date.

CONSEQUENCES RELATING TO PUHCA

         Section 9(a)(2) of PUHCA (sometimes referred to as the "two-bite" rule) requires any individual or company that will own or acquire, directly or indirectly, 5% or more of the voting securities of a public utility company under PUHCA must receive prior approval from the SEC. Allegheny currently has multiple subsidiary companies that are public utility companies under PUHCA. This means that any individual or company that acquired 5% or more of Common Stock would be acquiring indirectly 5% or more of the voting securities of multiple public utility companies. This acquisition would require SEC approval under the two-bite rule before it could be consummated. As such, holders that would acquire 5% or more of Common Stock as a result of tendering their Preferred Securities should seek SEC approval prior to such tendering of their Preferred Securities.

TENDER OF PREFERRED SECURITIES HELD THROUGH DTC

         To tender effectively Preferred Securities that are held through DTC, if you are a DTC participant, you must electronically transmit your acceptance through ATOP. By transmitting your acceptance, you will also be giving your consent to the Proposed Amendments to the Indenture. Upon receipt of your acceptance through ATOP, DTC will edit and verify the acceptance and send an agent's message, as described below, to the Conversion Agent for its acceptance.

         The Conversion Agent will establish accounts with respect to the Preferred Securities at DTC for purposes of the offer and consent solicitation within two business days after the date of this offering circular and offer and consent solicitation. Any financial institution that is a participant in DTC may make book-entry delivery of the Preferred Securities by causing DTC to transfer those Preferred Securities into the Conversion Agent's account in accordance with DTC's procedures for that transfer.

         Although delivery of Preferred Securities may be effected through book-entry transfer into the Conversion Agent's account at DTC, the Consent and Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, or an agent's message, as described below, in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Conversion Agent at the address set out elsewhere in this offering circular on or before the Expiration Date with the tender of the Preferred Securities. Delivery of documents to DTC does not constitute delivery to the Conversion Agent. In addition, even if you electronically transmit your acceptance through ATOP you are still required to properly execute and submit the Notice of Conversion to the Conversion Agent no later than 12:00 midnight, New York City time, on the Expiration Date.

         The confirmation of a book-entry transfer into the Conversion Agent's account at DTC as described above is referred to in this offering circular as a "book-entry confirmation." The term "agent's message" means a message transmitted by DTC to, and received by, the Conversion Agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from a DTC participant that the participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal, including the consent to the Proposed Amendments, and that Allegheny and the Trust may enforce that agreement against the participant.

SIGNATURE GUARANTEES

         Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, unless your tender of Preferred Securities tendered and delivery of consents delivered are tendered and delivered:

o by a registered holder of Preferred Securities, or by a participant in DTC whose name appears on a security position listing as the owner of those Preferred Securities, who has not completed any of the boxes entitled "Special Issuance Instructions" on the Consent and Letter of Transmittal; or

o for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. Such entities are referred to as the "eligible institutions."

         If your Preferred Securities are registered in the name of a person other than the signatory to the Consent and Letter of Transmittal or if Preferred Securities not accepted for tender or not tendered are to be returned to a person other than the registered holder, then the signature on the Consent and Letter of Transmittal accompanying the tendered Preferred Securities must be guaranteed. See Instruction 3 of the Consent and Letter of Transmittal.

MUTILATED, LOST, STOLEN OR DESTROYED CERTIFICATES

         If you desire to tender Preferred Securities, but the certificates evidencing those Preferred Securities have been mutilated, lost, stolen or destroyed, you should contact the Conversion Agent to receive information about the procedures for obtaining replacement certificates for Preferred Securities at the following address or telephone number: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telephone (302) 636-6470 or toll free (800) 441-7120 ext. 6470.

DEFECTIVE TENDERS

         Except as provided below, unless the Preferred Securities being tendered are deposited with the Conversion Agent on or before the Expiration Date, accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a properly transmitted agent's message, Allegheny and the Trust may at their option treat that tender as defective for purposes of the right to receive the offer consideration. Exchange for the Preferred Securities will be made only against deposit of the tendered Preferred Securities and delivery of any other required documents.

GUARANTEED DELIVERY

         If you want to tender Preferred Securities under the offer and consent solicitation and

o your certificates representing those Preferred Securities are not immediately available,

o time will not permit your Consent and Letter of Transmittal, the certificates representing your Preferred Securities and all other required documents to reach the Conversion Agent on or before the Expiration Date, or

o the procedures for book-entry transfer, including delivery of an agent's message, cannot be completed on or before the Expiration Date,

you may nevertheless tender your Preferred Securities with the effect that tender will be deemed to have been received on or before the Expiration Date if all the following conditions are satisfied:

o    the tender is made by or through an eligible institution;

o a properly completed and duly executed notice of guaranteed delivery or an agent's message with respect to guaranteed delivery that is accepted by Allegheny and the Trust is received by the Conversion Agent on before the Expiration Date as provided below; and

o the certificates for the tendered Preferred Securities, in proper form for transfer, or a book-entry confirmation of the transfer of those Preferred Securities into the Conversion Agent's account at DTC as described above, together with a Consent and Letter of Transmittal that is properly completed and duly executed, with any signature guarantees and any other documents required by the Consent and Letter of Transmittal, or a properly transmitted agent's message, are received by the Conversion Agent within two business days after the date of execution of the notice of guaranteed delivery.

         The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the Conversion Agent and must include a guarantee by an eligible institution in the form set out in the notice of guaranteed delivery.

         Under no circumstances will interest be paid by Allegheny by reason of any delay in tendering Preferred Securities for the offer consideration to any person using the guaranteed delivery procedures that results from this guaranteed delivery. The offer consideration for Preferred Securities tendered under the guaranteed delivery procedures will payable to such tendering holder even if the Preferred Securities to be delivered subject to the guaranteed delivery procedures are not so delivered to the Conversion Agent, and therefore conversion by the Conversion Agent on account of those Preferred Securities is not made, until after the Expiration Date.

ACCEPTANCE OF PREFERRED SECURITIES FOR CONVERSION AND PAYMENT; DELIVERY OF COMMON STOCK

         Promptly after the Expiration Date, upon satisfaction or waiver of all the conditions to the offer and consent solicitation, if Allegheny and the Trust have not terminated the offer and consent solicitation, Allegheny and the Trust will accept any and all Preferred Securities that are properly tendered for conversion and not withdrawn prior to 12:00 midnight, New York City time, on the Expiration Date. The Common Stock issued pursuant to the offer and consent solicitation will be delivered promptly after the Expiration Date. For purposes of the offer and consent solicitation, Allegheny and the Trust will be deemed to have accepted validly tendered Preferred Securities, when, as, and if they have given oral, followed by written, notice to the Conversion Agent.

         On the Expiration Date, the Conversion Agent will tender to Allegheny an aggregate principal amount of 11 7/8% Notes equal to the aggregate Liquidation Amount of Preferred Securities tendered for conversion in the offer and consent solicitation. The Conversion Agent will also exercise the Warrants attached to the tendered 11 7/8% Notes for shares of Common Stock and will thereafter distribute the Common Stock to tendering holders in satisfaction of the shares of Common Stock such holders are entitled to received for conversion of their Preferred Securities. The tendered Preferred Securities and 11 7/8% Notes and the exercised Warrants will be retired and cancelled.


WITHDRAWAL OF TENDERS

         You may withdraw tenders of Preferred Securities at any time prior to the applicable Expiration Date. Preferred Securities also may be withdrawn after May 18, 2005 if the Preferred Securities have not been previously accepted by Allegheny and the Trust for conversion. A valid withdrawal of tendered Preferred Securities will be deemed a revocation of the related consent. A holder may not validly revoke a consent unless the holder validly withdraws its previously tendered Preferred Securities. For a withdrawal of tendered Preferred Securities (and a concurrent revocation of consents) to be effective, a written or facsimile transmission notice of withdrawal or revocation, or a properly transmitted "Request Message" through ATOP, must be received by the Conversion Agent no later than 12:00 midnight, New York City time, on the Expiration Date at its address set forth on the cover of the Consent and Letter of Transmittal. Any such notice of withdrawal must: (i) specify the name of the person who tendered the Preferred Securities to be withdrawn, (ii) contain the description of the Preferred Securities to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Preferred Securities (unless such Preferred Securities were tendered by book-entry transfer) and the aggregate principal amount represented by such Preferred Securities and (iii) (other than a notice transmitted through ATOP) be signed by the holder of such Preferred Securities in the same manner as the original signature on the Consent Letter of Transmittal by which such Preferred Securities were tendered (including any required signature guarantees) or be accompanied by (x) documents of transfer sufficient to have the trustee register the transfer of the Preferred Securities into the name of the person withdrawing such Preferred Securities (including, in the case of Preferred Securities tendered by book-entry transfer, the account at DTC to which such withdrawn Preferred Securities should be credited) and (y) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder. If the Preferred Securities to be withdrawn have been delivered or otherwise identified to the Conversion Agent, a signed notice of withdrawal is effective immediately upon written or facsimile notice of such withdrawal even if physical release is not yet effected. All questions as to the validity, form and eligibility, including time of receipt, of these notices will be determined by Allegheny and the Trust. Allegheny's and the Trust's determination will be final and binding. Neither Allegheny or the Trust nor any other person is under any duty to give notice of any defect or irregularity in any notice of withdrawal, and neither the company nor any other person will incur any liability for failure to provide any such notice.

         Any Preferred Securities properly withdrawn will be deemed not to have been validly tendered for conversion for purposes of the offer and consent solicitation. Any Preferred Securities which have been tendered for conversion but which are not accepted for conversion for any reason will be returned without cost to the holder promptly after withdrawal, non-acceptance of tender or termination of the offer and consent solicitation. Any withdrawn or unaccepted Preferred Securities will be credited to the tendering holder's account at DTC. Properly withdrawn Preferred Securities may be re-tendered at any time but no later than 12:00 midnight, New York City time, on the Expiration Date by following one of the procedures described above under "Procedures for Tendering Preferred Securities and Delivering Consents." If a holder properly withdraws and subsequently re-tenders prior to the Expiration Date, the holder must validly re-execute and resubmit the Notice of Conversion.

                      PROPOSED AMENDMENTS TO THE INDENTURE

         The Trust and Allegheny are soliciting consents from the holders of Preferred Securities to the Proposed Amendments to the Indenture and to the execution and delivery of the Supplemental Indenture. The Proposed Amendments constitute a single proposal, and a tendering holder must consent to the Proposed Amendments as an entirety and may not consent selectively to specific Proposed Amendments. Depending on the number of consents received, the Additional Amendment may or may not be made.

         The Supplemental Indenture will effect the Proposed Amendments, the principal purpose of which is to eliminate certain provisions in the Indenture. Annex A sets forth the full text of the sections of the Indenture to be deleted or amended by the Proposed Amendments. All statements herein regarding the substance of any provision of the Proposed Amendments and the Indenture are qualified in their entirety by reference to Annex A and the Indenture. Copies of the Indenture are available upon request from the Information Agent at the address and telephone number set forth elsewhere in this offering circular.

         The Proposed Amendments will delete or modify, among other things, the covenants and provisions listed below from or in the Indenture and the 11 7/8% Notes. In addition, the Proposed Amendments will amend or delete definitions (and other provisions) from the Indenture and the 11 7/8% Notes when references to those definitions (and other provisions) will be amended or eliminated as a result of the amendment or deletion of such covenants and provisions from the Indenture and the 11 7/8% Notes.

THE INDENTURE PROVISIONS TO BE DELETED AND/OR MODIFIED

SECTION 4.03                                        Compliance Certificate.  This provision  requires
                                                    Allegheny to provide the Indenture Trustee with (i) an
                                                    annual officers' certificate regarding Allegheny's
                                                    compliance with the provisions of the Indenture and
                                                    regarding the occurrence of any events of default under
                                                    the Indenture and (ii) upon the occurrence of certain
                                                    defaults, an officers' certificate specifying the
                                                    nature of the default and the actions Allegheny is
                                                    taking or proposes to take with respect thereto.

SECTION 4.04                                        Limitation on Incurrence of Additional Indebtedness.
                                                    This provision restricts the ability of Allegheny and
                                                    its restricted subsidiaries to incur indebtedness,
                                                    except under limited circumstances.

SECTION 4.05                                        Limitation on Issuance of Parent Guarantees and
                                                    Subsidiary Guarantees.  This provision restricts
                                                    Allegheny from issuing parent guarantees except under
                                                    limited circumstances and restricts its restricted
                                                    subsidiaries from issuing subsidiary guarantees of any
                                                    indebtedness of Allegheny.

SECTION 4.06                                        Limitation on Certain Asset Sales.  This provision
                                                    restricts the ability of Allegheny and its restricted
                                                    subsidiaries to sell or otherwise transfer their assets
                                                    or property except under certain circumstances.


SECTION 4.07                                        Limitation on Liens.  This provision  restricts the
                                                    ability of Allegheny and its restricted subsidiaries to
                                                    create or permit to exist certain liens on their assets
                                                    and properties.

SECTION 4.08                                        Insurance.  This provision  requires Allegheny and its
                                                    restricted subsidiaries to maintain insurance with
                                                    responsible and reputable insurance companies or
                                                    associations.

SECTION 4.09                                        Corporate Existence.  This provision  requires
                                                    Allegheny to keep in full force and effect its
                                                    corporate existence and the corporate, partnership or
                                                    other existence of each restricted subsidiary and the
                                                    material franchises of Allegheny and its restricted
                                                    subsidiaries.

SECTION 4.10                                        Offer to Repurchase Upon Change of Control.  This
                                                    provision requires Allegheny to offer to each holder of
                                                    11 7/8% Notes to repurchase all or any part of each
                                                    holder's 11 7/8% Notes upon a change of control of
                                                    Allegheny (as that term is defined in the Indenture).

SECTION 4.11                                        Anti-Layering.  This provision restricts Allegheny from
                                                    incurring indebtedness that is subordinate or junior in
                                                    right of payment to any credit facility debt and senior
                                                    to the 11 7/8% Notes.  Unlike the other Indenture sections subject to the Proposed Amendments, the consent of 75%
                                                    in Liquidation Amount of the Preferred Securities is
                                                    required to amend this provision.

SECTION 4.12                                        Payment Restrictions Affecting Restricted
                                                    Subsidiaries.  This provision restricts Allegheny and
                                                    its restricted subsidiaries from entering into any
                                                    agreement or arrangement that restricts Allegheny or
                                                    its restricted subsidiaries ability to (a) dividend
                                                    money to Allegheny or prepay or repay indebtedness owed
                                                    to Allegheny or another restricted subsidiary or (b)
                                                    transfer assets to Allegheny or another restricted
                                                    subsidiary, except in limited circumstances.

SECTION 4.13                                        Compliance with Laws.  This provision requires
                                                    Allegheny and its restricted subsidiaries to comply in
                                                    all material respects with applicable laws.

SECTION 4.14                                        Maintenance of Properties, etc.  This provision
                                                    requires Allegheny and its restricted subsidiaries to
                                                    operate, maintain and preserve, all of its properties
                                                    that are used or useful in the conduct of its business.

SECTION 4.15                                        Limitation on Transactions with Affiliates.  This
                                                    provision restricts the ability of Allegheny and its
                                                    restricted subsidiaries to engage in transactions with
                                                    affiliate (as defined in the Indenture) of Allegheny.

SECTION 4.16                                        Ranking.  This provision  requires Allegheny to ensure
                                                    its obligations under the 11 7/8% Notes will at all times
                                                    rank in right of payment at least pari passu to
                                                    Allegheny's other unsecured and unsubordinated
                                                    indebtedness.

SECTION 4.17                                        Change in Nature of Business.  This provision restricts
                                                    Allegheny and its restricted subsidiaries from making
                                                    any material change in the nature of its business,
                                                    other than through asset sales.

SECTION 4.18                                        Limitations on Investments in Other Persons.  This
                                                    provision  restricts Allegheny and its restricted
                                                    subsidiaries from making or holding any investment in
                                                    any person except in limited circumstances.

SECTION 4.19                                        Limitation on Restricted Payments.  This provision
                                                    restricts the ability of Allegheny and its restricted
                                                    subsidiaries to make specified payments, including
                                                    payments of dividends, the redemption of capital stock
                                                    and the redemption of obligations subordinate to the
                                                    11 7/8% Notes.

SECTION 4.20                                        Compliance with ERISA.  This provision restricts
                                                    Allegheny from terminating or permitting of any of its
                                                    ERISA affiliates from terminating a single-employer or
                                                    multiple-employer plan except under certain
                                                    circumstances.

SECTION 4.21                                        SEC Reports.  This provision  requires Allegheny to
                                                    file specific reports with the SEC and to provide such
                                                    reports to the holders of the 11 7/8% Notes.

SECTION 5.01                                        Limitation on Consolidation, Merger and Sale of
                                                    Assets.  This provision currently restricts the ability
                                                    of Allegheny and its restricted subsidiaries to merge,
                                                    consolidate or sell all or substantially all of their
                                                    respective assets.

SECTION 6.01, Paragraphs (d), (e), (f),
(g) and (h)                                         Events of Default. Section 6.01 of the Indenture sets
                                                    forth events that would constitute a default by
                                                    Allegheny under the Indenture.

                                                    Paragraphs (d) and (e) describe events of default
                                                    relating to the failure of Allegheny to comply with
                                                    its covenants and agreements in the Indenture;

                                                    Paragraph (f) describes events of default relating to
                                                    defaults under other agreements, indentures or
                                                    instruments; and

                                                    Paragraphs (g) and (h) describe events of default
                                                    relating to judgments, orders, decrees and bankruptcy
                                                    proceedings.


DELETION OF DEFINITIONS

         The Proposed Amendments will amend or delete definitions (and other provisions) from the Indenture and the 11 7/8% Notes when references to those definitions (and other provisions) will be amended or eliminated as a result of the amendment or deletion of such covenants and provisions from the Indenture.

SUPPLEMENTAL INDENTURE

         At the closing of the offer and consent solicitation, assuming the Requisite Percentage is obtained for the amendments to the Indenture to become effective, Allegheny and the Indenture Trustee will execute the Supplemental Indenture which reflects the Proposed Amendments (including the Additional Amendment if the Additional Requisite Percentage is obtained) to the Indenture. After receipt by the Indenture Trustee of evidence that the requisite number of consents necessary to effectuate the Proposed Amendments (including the Additional Amendment if the Additional Requisite Percentage is obtained) have been obtained and resolutions have been enacted by Allegheny's board of directors authorizing the execution of such Supplemental Indenture, the Supplemental Indenture will become effective upon execution by Allegheny and the Indenture Trustee.

CONSENTS TO PROPOSED AMENDMENTS

         In the consent solicitation, we are seeking consents to all of the Proposed Amendments as a single proposal. Accordingly, a consent by a holder of Preferred Securities is a consent to all of the Proposed Amendments to the Indenture. In addition, a consent purporting to consent to only some of the Proposed Amendments, or a conditional, irregular or contingent consent, will be deemed defective and will not be accepted. The valid tender by a holder of Preferred Securities pursuant to this offer and consent solicitation will be deemed to constitute the giving of a consent by such holder to all of the Proposed Amendments, including the Additional Amendment.

         If the Indenture is executed, the holders whose Preferred Securities are not exchanged pursuant to the offer and consent solicitation will be bound thereby, even if they did not consent to the Proposed Amendments, and such holders will not receive the Conversion Amount offered hereby.

                     DESCRIPTION OF ALLEGHENY COMMON STOCK

         The following is a summary of certain provisions of Allegheny's Common Stock. The summary is qualified in its entirety by reference to the full text of Allegheny's Certificate of Incorporation and Amended and Restated Bylaws and Maryland law.

         Allegheny is authorized to issue 260,000,000 shares of common stock, having a par value of $1.25 per share. The Common Stock is the only class of Allegheny capital stock authorized or outstanding. Each share of Common Stock has the same relative rights as, and is identical in all respects to, each other share of Common Stock. As of March 7, 2005, there were 137,474,924 shares of Common Stock outstanding, held by 28,360 holders of record.

         All outstanding shares of Common Stock are, and any Common Stock issued upon conversion of Preferred Securities will be, duly authorized, fully paid and nonassessable.

         As a Maryland corporation and a public utility holding company, Allegheny is subject to statutory and regulatory limitations on the authorization and payment of dividends. Subject to these restrictions, Allegheny's board of directors may declare dividends on the Common Stock, payable at such times as Allegheny's board of directors may determine, out of legally available retained earnings or net income.

         If Allegheny declares a dividend, the holders of Common Stock are entitled to receive and share ratably in it. Allegheny will pay a dividend declared on the Common Stock to the record holders as they appear in the register on the record date for that dividend. The record date will not be more than ninety days (90) before the dividend payment date, as fixed by Allegheny's board of directors.

         Upon Allegheny's liquidation, dissolution or winding-up, the holders of Common Stock are entitled to receive a ratable portion of the assets available for distribution to stockholders after the satisfaction in full of all the prior rights of Allegheny's creditors, including holders of Allegheny's indebtedness and all liabilities.

         The holders of Common Stock possess exclusive voting rights in the business and affairs of Allegheny, including the right to elect Allegheny's board of directors and act on any matters required to be presented to them under Maryland law or otherwise presented to them by Allegheny's board of directors. Holders of Allegheny's Common Stock are entitled to one vote per share, with the right to cumulative voting in the elections of directors. Cumulative voting means that each stockholder entitled to vote in the election of directors has the right to that number of votes equal to the number of shares of stock held by that stockholder multiplied by the number of directors to be elected. These votes may be cast for a single director or for any two or more directors standing for election.

         Under Maryland law and Allegheny's Articles of Incorporation, the number of directors comprising Allegheny's board of directors may only be fixed by a vote of the board of directors. Directors may only be removed with cause by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors. Directors need not be a stockholder of Allegheny. Vacancies on the board of directors can be filled only by a majority of the remaining directors on the board, even if such remaining directors do not constitute a quorum. On July 19, 2004, Allegheny adopted Articles Supplementary to its Articles of Incorporation, which eliminated the then-existing classified board structure. In connection with the declassification of the board, directors not standing for election at Allegheny's 2005 Annual Meeting of Stockholders will resign, and each director will stand for election in 2005 to serve until Allegheny's 2006 Annual Meeting of Stockholders and until a successor is duly elected and qualified.

         Generally, the affirmative votes of a majority of the votes cast at any meeting at which quorum is present is required to authorize a resolution put to vote at a meeting of the board of directors. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. A quorum shall be deemed to be present if not less than one-third of the directors then in office are present, provided that at least two directors are present in person. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified.

         No holder of Common Stock is entitled as a matter of right to subscribe to any new or additional shares of Common Stock, or any security convertible into Common Stock, unless the new or additional Common Stock is offered for money and other than by a public offering. If these pre-emptive rights become available to the holders of Common Stock, the period during which they may be exercised may be limited by the board to no less than ten days after the mailing of the notice announcing their availability.

         The holders of Common Stock have no conversion or redemption rights.

                               INFORMATION AGENT

         All questions regarding the information in this offering circular or the offer and consent solicitation, should be directed to the Information Agent at the telephone number or address below

                     Global Bondholder Services Corporation
                            65 Broadway - Suite 704
                            New York, New York 10006
                          Attention: Corporate Actions

                     Banks and Brokers call: (212) 430-3774
                           Toll free: (866) 795-2200


                                CONVERSION AGENT

         Allegheny has appointed Wilmington Trust Company as the Conversion Agent. All completed Consents and Letters of Transmittal and Notices of Conversion should be directed to the Conversion Agent at the address set forth below. All questions regarding the procedures for tendering in the offer and consent solicitation and requests for assistance in tendering your Preferred Securities should also be directed to the Conversion Agent at the telephone number or address below:

                            Wilmington Trust Company
                              Rodney Square North
                            1100 North Market Street
                           Wilmington, Delaware 19890

                         By Facsimile: 1-302-636-4145:
                          Attention: Alisha Clendaniel
                    To Confirm by Telephone: (302) 636-6470
                      Toll free: (800) 441-7120 ext. 6470

         DELIVERY OF A CONSENT AND LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE CONSENT AND LETTER OF TRANSMITTAL.

         Allegheny will pay the Conversion Agent and the Information Agent reasonable and customary compensation for their services in connection with the offer and consent solicitation, plus reimbursement for out-of-pocket expenses. Allegheny will indemnify the Conversion Agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

         Allegheny will not pay fees or commissions to any broker, dealer, or other person for soliciting tenders of Preferred Securities pursuant to the offer and consent solicitation. Allegheny will, however, upon request through the Information Agent, reimburse brokers, dealers, and commercial banks for customary mailing and handling expenses incurred by such persons in forwarding the offer and related materials to the beneficial owners of Preferred Securities held by any such person as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank, or trust company has been authorized to act as Allegheny's agent for purposes of the offer and consent solicitation.

         Allegheny will pay or cause to be paid all stock transfer taxes, if any, on the conversion of Preferred Securities to Common Stock, except as otherwise provided in Instruction 4 in the Consent and Letter of Transmittal. All fees and expenses attributable to the actions by the Trust or Allegheny in connection with the offer and consent solicitation will be paid by Allegheny.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         Allegheny incorporates by reference into this offering circular information Allegheny files with the SEC, which means that Allegheny can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this offering circular, and later information that Allegheny files with the SEC will automatically update and supercede that information. This offering circular incorporates by reference the documents set forth below which Allegheny has previously filed with the SEC. These documents contain important information about Allegheny and its financial condition.

         The following documents are incorporated by reference:

         o Allegheny's Annual Report on Form 10-K for the year ended December 31, 2004; and

         o Allegheny's Proxy Statement on Schedule 14A for the May 13, 2004 annual meeting of stockholders.

         All documents filed by Allegheny under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this offering circular and prior to the termination or consummation of the offer and consent solicitation shall also be deemed to be incorporated in this offering circular by reference.

         You may request a copy of these filings, at no cost, by writing or telephoning Allegheny at the following address or telephone number:

                             Allegheny Energy, Inc.
                         Attention: Corporate Secretary
                              800 Cabin Hill Drive
                         Greensburg, Pennsylvania 15601
                                 (724) 837-3000

                      WHERE YOU CAN FIND MORE INFORMATION

         Allegheny files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about Allegheny, including Allegheny's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through Allegheny's website at www.alleghenyenergy.com as soon as reasonably practicable after Allegheny files them with, or furnishes them to, the SEC. Information on Allegheny's website is not incorporated into this offering circular.

                                 MISCELLANEOUS

         Neither the Trust nor Allegheny is aware of any jurisdiction where the making of the offer and consent solicitation is not in compliance with applicable law. If the Trust or Allegheny becomes aware of any jurisdiction where the making of the offer and consent solicitation is not in compliance with any valid applicable law, the Trust and Allegheny will make a good faith effort to comply with such law. If, after this good faith effort, the Trust and Allegheny cannot comply with applicable law, the offer and consent solicitation will not be made to (nor will tenders be accepted from or on behalf of) the holders of Preferred Securities residing in such jurisdiction.

         Pursuant to Rule 13e-4 of the General Rules and Regulations under the Exchange Act, the Trust and Allegheny have filed with the SEC an Issuer Tender Offer Statement on Schedule TO which contains additional information with respect to the offer and consent solicitation. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth under the caption "Where You Can Find More Information."

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE TRUST OR ALLEGHENY IN CONNECTION WITH THE OFFER AND CONSENT SOLICITATION OTHER THAN THOSE CONTAINED IN THIS OFFER AND CONSENT SOLICITATION OR IN THE CONSENT AND LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ALLEGHENY.

                                     ANNEX A

                          EXCERPTS FROM THE INDENTURE

         The following are excerpts of those certain provisions of the Indenture, referred to herein as the Proposed Amendments, that will be removed from the Indenture, as indicated below, if the Requisite Percentage is obtained.

         Holders of the Preferred Securities who desire to be eligible to receive the offered consideration, must tender their Preferred Securities and deliver a consent to the Proposed Amendments no later than 12:00 midnight, New York City time, on the Expiration Date. The Proposed Amendments will be contained and reflected in a Supplemental Indenture to the Indenture. If the Requisite Percentage is obtained, the Preferred Securities are accepted for conversion and the Proposed Amendments are effected, the Proposed Amendments will delete in their entirety, unless otherwise noted, the following restrictive covenants and provisions, and references thereto, from the Indenture. In addition to the amendments noted below, the Proposed Amendments will amend or delete definitions from the Indenture and the 11 7/8% Notes when references to such definition will be amended or eliminated as a result of the amendment or deletion of such restrictive covenants and provisions. The provisions of the Indenture reprinted below are qualified in their entirety by reference to the Indenture.

IF THE REQUISITE CONSENTS ARE OBTAINED AND THE PROPOSED AMENDMENTS ARE EFFECTED, THE FOLLOWING PROVISIONS OF THE INDENTURE WILL BE ELIMINATED IN THEIR ENTIRETY AS REFLECTED IN THE SUPPLEMENTAL INDENTURE.

Section 4.03. Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Incurrence of Indebtedness.

         (a) The Company shall not, directly or indirectly, create, incur, issue, assume or suffer to exist (collectively, "incur"), and shall not permit any of its Restricted Subsidiaries to incur, any Indebtedness.

         (b) Paragraph (a) of this Section 4.04 shall not prohibit the existence or incurrence of any of the following items of Indebtedness by the Company (collectively, "Company Permitted Debt"): (i) Existing Indebtedness;
(ii) Indebtedness represented by the Notes issued on the date of this Indenture and any PIK Notes issued in satisfaction of the payment of interest thereon;
(iii) reimbursement obligations for amounts paid on behalf of the Company by one or more Subsidiaries in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to the Company and one or more Subsidiaries of the Company; (iv) Permitted Refinancing Indebtedness with respect to (A) any Existing Indebtedness of the Company and (B) any Indebtedness permitted to be incurred from time to time under this paragraph
(b), other than this clause (iv), and, in each case, Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness, provided that Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to clause (vi) (and Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness) of this Paragraph (b) must be Subordinated Indebtedness; (v) Pari Passu Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed, together with all Indebtedness incurred pursuant to clause 19) of paragraph (c) below, $100,000,000; (vi) Subordinated Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed $150,000,000; (vii) Obligations under Permitted Hedging Agreements; and (viii) Subordinated Indebtedness in an amount not to exceed $115,000,000, plus accrued interest thereon from September 16, 2002 at the prime rate of any money center bank, provided that such Subordinated Indebtedness is incurred in connection with the settlement of litigation and in the form of an Obligation to the relevant litigant or an Affiliate. Notwithstanding the foregoing, Indebtedness may not be incurred pursuant to any of clauses (iv), (v) or (vi) of the immediately preceding sentence (other than Permitted Refinancing Indebtedness with respect to (A) Indebtedness incurred under the Credit Facilities and (B) Indebtedness incurred under clause (iii) of such sentence, and, in each case, Permitted Refinancing Indebtedness with respect to such Refinanced Indebtedness), unless such Indebtedness matures no earlier than the date that is 91 days after the date of the stated maturity of the Notes, and has no required amortization or mandatory prepayment prior to such date.

         (c) Paragraph (a) of this Section 4.04 shall not prohibit the incurrence of any of the following items of Indebtedness by the Restricted Subsidiaries (collectively, "Restricted Subsidiary Permitted Debt," and, together with Company Permitted Debt, "Permitted Debt"): (i) Existing Indebtedness; (ii) reimbursement obligations for amounts paid on behalf of any Restricted Subsidiary by the Company or one or more Subsidiaries of the Company in accordance with applicable requirements under PUHCA with respect to the provision of goods or services to (A) the Company and one or more Subsidiaries of the Company or (B) one or more Subsidiaries of the Company; (iii) Indebtedness incurred by any Restricted Subsidiary pursuant to the Money Pool;
(iv) Attributable Debt with respect to Permitted Sale/Leasebacks; (v) Permitted Capital Expenditure Indebtedness; (vi) Permitted Refinancing Indebtedness with respect to all (A) Existing Indebtedness of Restricted Subsidiaries and (B) any Indebtedness permitted to be incurred from time to time under this paragraph
(c), other than this clause (vi), and, in each case, Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness; (vii) Indebtedness represented by the Preferred Securities and Common Securities issued by Capital Trust (A) on the date hereof in an aggregate liquidation amount equal to the aggregate principal amount of the Initial Notes, and (B) upon and after the issuance of PIK Notes hereunder, in an additional aggregate liquidation amount equal to the aggregate principal amount of such PIK Notes, and in each case together with accrued and unpaid distributions from time to time thereon; (viii) additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding in an amount not to exceed, together with all Indebtedness incurred pursuant to clause (v) of paragraph (b) above, $100,000,000; (ix) Indebtedness of a Restricted Subsidiary that is formed for the sole purpose of facilitating an issuance of Company Permitted Debt (and has no operations apart from holding securities of the Parent and distributing distributions thereon, and has no liabilities apart from such Indebtedness, other than payment obligations incidental to the administration of such Restricted Subsidiary), provided that the principal amount and other payment terms of such Indebtedness is equal to the corresponding terms of the Indebtedness of the Company deposited into or with such Restricted Subsidiary and (x) Obligations under Permitted Hedging Agreements of Restricted Subsidiaries. Notwithstanding the foregoing, Indebtedness may not be incurred pursuant to clauses (vi) or (viii) of the immediately preceding sentence (other than Permitted Refinancing Indebtedness with respect to Indebtedness incurred under (A) the Credit Facilities and (B) Indebtedness incurred under clauses (ii), (iii), (iv) and (v) of such sentence, and, in each case, Permitted Refinancing Indebtedness with respect to such Refinanced Indebtedness), unless such Indebtedness matures no earlier than the date that is 91 days after the date of the stated maturity of the Notes, and has no required amortization or mandatory prepayment prior to such date.

         (d) For purposes of this Section 4.04, Indebtedness will not be deemed to have required amortization or prepayment prior to a specified date solely because the maturity of such debt would accelerate or such debt would become subject to a mandatory or optional prepayment, redemption or repurchase provision in the event of the occurrence of change of control of the Company prior to such date.

         (e) Notwithstanding the foregoing, issuance of Parent Guarantees or Subsidiary Guarantees shall not be subject to this Section 4.04, but shall be subject to Section 4.05.

Section 4.05. Issuance of Parent Guarantees and Subsidiary Guarantees;
              Guarantees of Obligations Under Hedge Agreements.

         (a) The Company shall not issue any Parent Guarantees, other than (i) Parent Guarantees issued in connection with the incurrence of Permitted Refinancing Indebtedness in respect of Existing Indebtedness (excluding obligations of Subsidiaries of the Company in respect of Hedge Agreements) that is guaranteed by a Parent Guarantee on the date hereof, and Permitted Refinancing Indebtedness in respect of such Refinanced Indebtedness; (ii) Parent Guarantees of the obligations of Subsidiaries of the Company under Hedge Agreements, provided that the aggregate amount of outstanding obligations of Subsidiaries of the Company under Hedge Agreements that are guaranteed by Parent Guarantees (whether issued prior to, on or after the date of this Indenture) under this clause (ii) does not at any time exceed $250,000,000 and provided, further, that such Hedge Agreements are bona fide Hedge Agreements entered into in the ordinary course of business and are related to energy;
(iii) Parent Guarantees of obligations of Restricted Subsidiaries arising under customary representations and warranties customarily given in connection with Asset Sales other than sale/leasebacks; (iv) Parent Guarantees of obligations of AESC Companies issued in connection with Sales of Assets (other than sale/leasebacks) by AESC Companies to third parties unAffiliated with the Company or any Subsidiary, if the amount of each such Parent Guarantee is limited to 50% or less of the proceeds of the related Sale; (v) Parent Guarantees of Restricted Subsidiary Permitted Debt at any time outstanding in an amount that does not exceed $100,000,000, provided that the Company's Obligations under such Parent Guarantees shall be subordinated to the same or a greater extent as Subordinated Indebtedness; (vi) Parent Guarantees of Preferred Securities and Common Securities issued by Capital Trust (A) on the date hereof in an aggregate liquidation amount equal to the aggregate principal amount of the Initial Notes and (B) upon the issuance of PIK Notes hereunder, in an aggregate liquidation amount equal to the aggregate principal amount of such PIK Notes; (vii) Parent Guarantees of Indebtedness incurred by Restricted Subsidiaries under Section 4.04(c)(ix); and (viii) Parent Guarantees of Obligations of Subsidiaries of the Company under Permitted Hedging Agreements.

         (b) From and after the date of this Indenture, the Company shall cause its Restricted Subsidiaries to not issue Subsidiary Guarantees.

Section 4.06. Asset Sales.

         (a) The terms of this Section 4.06 shall apply only at and during such time or times as of which a Covenant Commencement Event has occurred and is continuing.

         (b) The Company shall not, and shall cause each of its Restricted Subsidiaries not to, sell (including by way of sale/leaseback), lease, assign, transfer or otherwise dispose of, any of its or their Assets, or grant any option or other right to purchase lease or otherwise acquire any such Assets, except (i) for cash consideration, if the Net Cash Proceeds resulting therefrom are applied in accordance with paragraph (c) of this Section 4.06; (ii) any of the following: (A) Sales of inventory in the ordinary course of business and on reasonable terms, (B) Sales of worn out, surplus, or obsolete equipment in the ordinary course of business, (C) replacement of equipment undertaken in the ordinary course of business with other equipment, (D) Sales of other immaterial property (other than Equity Interests in, or Indebtedness or other obligations of, any Restricted Subsidiary) in the ordinary course of business and on reasonable terms, if no Default exists at the time of such Sale; provided that Assets may not be sold pursuant to this clause (D) if the aggregate fair market value of all property sold pursuant to this clause (D) exceeds $20,000,000 in the aggregate, (E) dissolution or other Sale of NYC Energy, LLC (as long as the lesser of the book value of the Equity Interests in NYC Energy, LLC and the net proceeds resulting from such dissolution or Sale do not exceed $20,000), (F) sales or other dispositions of electric energy, capacity, ancillary services or emissions credits under any Environmental Laws, or contracts for the purchase or sale of the same, in each case, for cash (and on customary market payment terms) and in the ordinary course of business, (G) dissolution or other Sale of Mon Synfuel, LLC (as long as the lesser of the book value of the Equity Interests in Mon Synfuel, LLC and the net proceeds resulting from such dissolution or Sale do not exceed $60,000), or (H) Sales of other Assets having a value of not more than $25,000,000 in the aggregate; (iii) or any Sale of an Asset to the Company or any Restricted Subsidiary, if such Sale (I) is made in order to protect the value of an Asset of the Company or such Restricted Subsidiary; (II) no Indebtedness is incurred in connection therewith; and (III) no Lien is created, granted, incurred or assumed in connection therewith. The transactions described in clauses (ii) and (iii) of this paragraph (b) are hereinafter referred to as "Basket Asset Sales."

         (c) Seventy-five percent (75%) of the Net Cash Proceeds to the Company or its Restricted Subsidiaries of Asset Sales, other than Basket Asset Sales, occurring during such time as any Covenant Commencement Event shall have occurred and is continuing shall constitute "Excess Proceeds".

         When the cumulative aggregate amount of Excess Proceeds exceeds $10,000,000, the Company shall make an offer to Holders of the Notes to purchase Notes pursuant to and subject to the conditions contained in this Indenture (the "Asset Sale Offer"). The Company shall purchase Notes tendered pursuant to the Asset Sale Offer at a purchase price of 105.9375% of their principal amount, plus accrued but unpaid interest (including Special Interest, if any) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate principal amount, plus accrued interest (including Special Interest, if any) of the Notes tendered exceeds the Excess Proceeds allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

         The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such conflict.

Section 4.07. Limitation on Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.08. Insurance.

         The Company shall maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by regulated electric utility companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Restricted Subsidiary operates.

Section 4.09. Corporate Existence.

         Subject to Section 4.06 and Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and the failure to so preserve or keep in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 4.10. Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part of each Holder's Notes at a purchase price equal to 100% of the aggregate principal amount thereof plus the Change of Control Premium, plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not promptly tendered will continue to accrue interest and Special Interest, if any; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Special Interest, if any, after the Change of Control Payment Date; (5) that Holders electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; provided that after such election, exercise of such surrendered Notes' Attached Warrants may not occur absent such withdrawal, unless the Company does not purchase the Notes as to which such election is made; (6) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have all or a portion of such Note purchased and a statement of the principal amount for which such Holder is withdrawing its election (it being understood that in the absence of such a statement it shall be assumed that such election is being withdrawn in toto), provided that after such election exercise of the Attached Warrants may not occur absent such withdrawal unless the Company does not purchase the Notes as to which such election is made; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, together with such Notes' Attached Warrants. New Notes issued shall be attached to Attached Warrants bearing a Like Warrant Number. The Company shall comply with the requirements of Section 14(e) of and Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any, together with such Notes' Attached Warrants. New Notes issued shall be attached to Attached Warrants bearing a Like Warrant Number. Prior to complying with any of the provisions of this Section 4.10, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Credit Facility Debt or obtain the requisite consents, if any, under all agreements governing outstanding Credit Facility Debt to permit the repurchase of Notes required by this covenant. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.10, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Section 4.11. Anti-Layering.

         The Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Credit Facility Debt and senior to the Notes.

Section 4.12. Payment Restrictions Affecting Restricted Subsidiaries.

         The Company shall not, and shall cause each of its Restricted Subsidiaries not to, enter into (i) any agreement or arrangement limiting the ability of any Restricted Subsidiary of the Company to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Indebtedness owed to, make loans or advances to, or otherwise invest in, the Company or any Restricted Subsidiary, or (ii) any agreement limiting the ability of any Restricted Subsidiary to transfer assets to the Company or any Restricted Subsidiary (in each case, whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except, in either case, any covenant contained in an instrument or agreement governing Existing Indebtedness or Permitted Refinancing Indebtedness in respect of Existing Indebtedness (and Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Refinanced Indebtedness), the instrument evidencing or agreement governing which contains such a covenant.

Section 4.13. Compliance with Laws.

         The Company shall comply, and cause each of its Subsidiaries to comply, in all material respects, with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14. Maintenance of Properties, etc.

         The Company shall operate, maintain and preserve, and cause each of its Restricted Subsidiaries to operate, maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition (ordinary wear and tear excepted) in accordance with prudent practices then being utilized in the electric utility industry and in accordance with Applicable Laws (including Environmental Laws), except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

Section 4.15. Transactions with Affiliates.

         The Company shall conduct, and cause each of its Restricted Subsidiaries to conduct, (i) all transactions permitted under the AYE Loan Documents (as defined in the Principal Credit Agreement) and this Indenture with any Affiliate of the Company on terms that are fair and reasonable and no less favorable to it or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company and (ii) all transactions with a Person other than an Affiliate on terms that are without regard to any benefit or detriment to any Affiliate of the Company (other than any of its Restricted Subsidiaries). Without prejudice to the foregoing, and to the extent not otherwise prohibited by any provision of this Indenture, the following transactions shall be deemed to be in compliance with the first sentence of this Section 4.15: (A) any transaction executed in accordance with the requirements of PUHCA, (B) any agreements by the Company or its Subsidiaries with a utility to provide provider of last resort requirements, as such agreements are amended from time to time, so long as such provider of last resort agreements are with an Affiliate of the Company and approved by all applicable Governmental Authorities and (C) any transaction authorized under a tariff which has been approved by the Federal Energy Regulatory Commission.

Section 4.16. Ranking.

         The Company shall ensure that its obligations under the Notes will at all times rank in right of payment at least pari passu in right of payment to all its other unsecured and unsubordinated Indebtedness, other than Credit Facility Debt.

Section 4.17. Change in Nature of Business.

         The Company shall not make, or permit any of its Restricted Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof, other than through Asset Sales and the Company shall not engage, or permit any of its Restricted Subsidiaries to engage in any business other than a Current Business, or any business or activity relating, necessary, advisable or incidental to a Current Business.

Section 4.18. Investments in Other Persons.

         The Company shall not make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except: (i) (A) as permitted by Section 5.02(f) of the Principal Credit Agreement (whether or not the Principal Credit Agreement is in effect), or (B) in the event of the termination of the Principal Credit Agreement and the Refinancing of the related Indebtedness (or of Permitted Refinancing Indebtedness in respect of subsequent Refinancings of such Indebtedness) pursuant to an agreement or agreements containing a Benchmark Investments Covenant, such Investments as are permitted in accordance with such Benchmark Investments Covenant; (ii) the deposit by the Company into Capital Trust of the Initial Notes, any PIK Notes and the Attached Warrants with respect to the Initial Notes and any PIK Notes, and payments by the Company to the Holders in accordance with the terms of this Indenture and the Notes; (iii) Investments of the net proceeds to the Company of the issuance of the Initial Notes (together with such Notes' Attached Warrants), and Investments by Capital Trust of the net proceeds to it from the issuance of Preferred Securities and Common Securities on the date hereof; (iv) Investments by Restricted Subsidiaries solely in the form of debt securities of the Company in connection with an issuance of Indebtedness permitted to be issued under Section 404(c)(ix); (v) Investments at any time in an amount not to exceed the Free Cash Amount at such time; and (vi) Investments in an amount not to exceed $100,000,000 in the aggregate and $50,000,000 in any twelve-month period.

Section 4.19. Restricted Payments.

         The Company shall not and shall cause MPC and WPPC not to (i) declare or pay any Restricted Payments except (A) cash distributions to holders of Preferred Interests or interest payments, in cash, to holders of securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Company, (B) Restricted Payments at any time in an amount not to exceed the Free Cash Amount at such time, and (C) Restricted Payments in an amount not to exceed $50,000,000 in the aggregate;
(ii) permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in it or (iii) permit any of its Restricted Subsidiaries to issue or sell any Equity Interests, other than, with respect to clauses (i), (ii) and (iii), in the case of (A) the Restricted Subsidiaries, to the Company, (B) Mountaineer, to MPC,
(C) in connection with a transaction or series of related transactions resulting in the sale of Mountaineer to an unAffiliated third party, the proceeds of which are applied in accordance with the terms of the Asset Sale Covenant, a Benchmark Asset Sale Covenant or Section 4.06 hereof and (D) any Restricted Subsidiary that is established solely to effectuate any issuance of Indebtedness or equity permitted under this Indenture. Notwithstanding the foregoing, this Section 4.19 shall not restrict (i) payments by any Restricted Subsidiary to the Company or to any other Restricted Subsidiary; (ii) repurchases of Equity Interests pursuant to bona fide employee, management or director compensation plans, agreements or arrangements; (iii) payments by Capital Trust on the Preferred Securities and Common Securities in accordance with the terms of the Declaration of Trust or such Preferred Securities or Common Securities; (iv) any transaction or series of related transactions pursuant to which MPC effects the sale of Mountaineer; and (v) at any time during which any of the Company's unsecured debt obligations is ascribed an Investment Grade Rating by at least one Nationally Recognized Statistical Rating Organization, payments of cash dividends on the Company's common stock in an amount representing a per annum yield (imputed on the basis of the closing price per share of the Company's common stock on the principal securities exchange for the trading thereof on the trading day next preceding the declaration of such dividend) not to exceed the average (without regard to market capitalization) of the dividend yields of the companies contained in the Standard & Poor's 500 Electric Utility Index (or successor index) as of the Business Day next preceding such declaration.

Section 4.20. Compliance with ERISA.

         The Company shall not (i) terminate, or permit any of its ERISA Affiliates to terminate, any Plan so as to result in any material liability to it or any of its ERISA Affiliates, if such material liability to the PBGC could reasonably be expected to have a Material Adverse Effect, or (ii) permit to exist any Termination Event with respect to a Plan which would have a Material Adverse Effect to the extent such Termination Event is within the reasonable control of the Company.

Section 4.21. Reports.

         Commencing no later than March 17, 2004, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations. The filing of such reports with the SEC will be deemed to constitute the furnishing of such reports for all purposes hereunder.

Section 5.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions to, another Person, unless (i) either (A) the Company is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia (any such Person, the "Successor Company"), (ii) the Successor Company assumes all the obligations of the Company under the Notes, the Attached Warrants (in accordance with the terms thereof), this Indenture and the Registration Rights Agreement, and the Company's continuing obligations under the Purchase Agreement, pursuant to agreements reasonably satisfactory to the Trustee, and (iii) immediately after such transaction no Default exists. The provisions of this Section 5.01 shall not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Restricted Subsidiaries.

Section 6.01. Events of Default.

         An "Event of Default" occurs if:

         (d) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Section 4.06 or 4.10 hereof for a period of 30 days after receipt of notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (e) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant or other agreement in this Indenture for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

         (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default is caused by a failure to pay principal when due, upon maturity, whether by occurrence of stated final maturity, required prepayment, acceleration, demand or otherwise (after giving effect to any applicable grace period provided in such Indebtedness) (a "Payment Default"), or results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $75,000,000 or more;

         (g) the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that taken together would constitute a Significant Subsidiary of the Company:

                  (i) commences a voluntary case under the Bankruptcy Law,

                  (ii) consents to the entry of an order for relief against it in an involuntary case under the Bankruptcy Law,

                  (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) generally is not paying its debts as they become due; or

         (h) proceeding is instituted with a court of competent jurisdiction seeking entry of an order or decree under any Bankruptcy Law:

                  (i) for relief against the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company in an involuntary case;

                  (ii) to appoint a custodian of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company or for all or substantially all of the property of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company; or

                  (iii) to order the liquidation of the Company or any Restricted Subsidiary of the Company that is a Significant Subsidiary or any Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company;

and either such proceeding shall remain undismissed or unstayed for a period of 60 consecutive days or the entry by any competent governmental authority of any jurisdiction or a court having jurisdiction in the premises of a decree or order approving or ordering any of the actions sought in such proceeding (including the entry of an order for relief against the Company or relevant Restricted Subsidiary or Restricted Subsidiaries, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its or their property).

                                    ANNEX B

                              NOTICE OF CONVERSION

         The undersigned owner of Allegheny Capital Trust I's (the "Trust") 11 7/8% Mandatorily Convertible Trust Preferred Securities (the "Preferred Securities") hereby exercises the option to convert these Preferred Securities, or the portion below designated, into Allegheny Energy, Inc.'s ("Allegheny") common stock, par value $1.25 per share (the "Common Stock"), in accordance with the terms and conditions set forth in the offer and consent solicitation. The undersigned hereby directs Wilmington Trust Company (the "Conversion Agent") to (i) exchange such Preferred Securities for a like amount of the 11 7/8% Notes held by the Trust (at the rate of exchange specified in the terms of the Preferred Securities set forth in the Declaration of Trust) and (ii) immediately exercise the Warrants attached to such 11 7/8% Notes on behalf of the undersigned, into Common Stock (at the exercise price specified in the terms of the Preferred Securities set forth in the Declaration of Trust). Capitalized terms not defined herein shall have the respective meanings ascribed to them in the accompanying offering circular.

         The undersigned also hereby directs the Conversion Agent that the shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. Allegheny will pay all transfer taxes, if any, applicable to the transfer and conversion of Preferred Securities in the offer and consent solicitation, except as provided in Instruction 4 to the Consent and Letter of Transmittal.

1. Please indicate the Liquidation Amount of Preferred Securities to be converted by the Conversion Agent and whether such Liquidation Amount constitutes all or only a partial amount of the holder's Preferred Securities.

         _____________________________________________________________________

         _____________________________________________________________________

2. Please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address(es), zip code(s), and social security or other identifying number(s), of such person or persons:


         _____________________________________________________________________

         _____________________________________________________________________

         _____________________________________________________________________
                  Signature (for conversion only)


Signature Guarantee*:  ________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrant in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                               Offering Circular


                             ALLEGHENY ENERGY, INC.
                           ALLEGHENY CAPITAL TRUST I


                 Offer of Premium for Conversion of Outstanding
            11 7/8% Mandatorily Convertible Trust Preferred Securities
                                       of
                           Allegheny Capital Trust I
                             (CUSIP No. 017271AA5)
                                      into
                 Shares of Authorized but Unissued Common Stock
                                       of
                             Allegheny Energy, Inc.
                                      and
            Solicitation of Consents for Proposed Amendments to the
        Indenture Governing Allegheny Energy, Inc.'s 11 7/8% Notes due 2008